UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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MEMC Electronic Materials, Inc.

(Name of Registrant as Specified In Its Charter)

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MEMC ELECTRONIC MATERIALS, INC.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 25, 2007

MEMC Electronic Materials, Inc. will hold its 2007 Annual Stockholders’ Meeting at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105 on April 25, 2007 at 7:00 a.m., local time, for the following purposes:

1.	To elect three directors to serve for a term expiring in 2010;

2.	To consider and act upon a proposal to amend MEMC’s 2001 Equity Incentive Plan to increase the number of shares available for grant under the plan from 15,000,000 to 25,000,000; and

3.	To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed March 1, 2007 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices not less than ten days prior to the Annual Meeting and at the meeting.

Sincerely,

BRADLEY D. KOHN
Corporate Secretary

March 16, 2007

Whether or not you plan to attend the meeting, to ensure that your shares will be represented at the meeting, please complete the enclosed proxy card, and sign, date and return it in the enclosed envelope, which does not require postage if mailed in the United States. You may withdraw your proxy at any time before it is voted.

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PROXY STATEMENT — VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

MEMC is soliciting proxies to be used at our 2007 Annual Stockholders’ Meeting. This proxy statement and the proxy card will be mailed to stockholders beginning March 16, 2007.

Who Can Vote

Record holders of MEMC common stock on March 1, 2007 may vote at the Annual Meeting. On March 1, 2007, there were 224,290,216 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter submitted to a vote at the Annual Meeting.

How You Can Vote

•	By Proxy — Simply mark your proxy card, date and sign it, and return it in the envelope provided.

•

In Person — You can come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy or power of attorney from the nominee and present it at the meeting to establish your right to vote the shares.

How You May Revoke or Change Your Vote

If you give a proxy, you may revoke it at any time before your shares are voted. You may revoke your proxy in one of three ways:

•	Send in another proxy with a later date;

•	Notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	Vote in person at the Annual Meeting.

Special Voting Rules for Participants in MEMC Retirement Savings Plan

Participants in the MEMC Retirement Savings Plan may hold MEMC common stock as an investment pursuant to the MEMC Stock Fund alternative in the Retirement Savings Plan. Plan participants may direct the plan’s trustee how to vote the shares held by the plan, but only if the participant signs and returns a voting direction card. If cards representing shares held in the plan are not returned, the trustee will vote those shares in the same proportion as the shares for which signed cards are returned by other participants.

Quorum

A majority of the outstanding shares entitled to vote at the Annual Meeting represented in person or by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have authority to do so. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum at the meeting.

Vote Required

If a quorum is present at our Annual Meeting, a plurality of the shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” each director nominee for the election of such nominee and a majority of the shares entitled to vote and present in person or by proxy must be voted “FOR” approval of the amendment of the 2001 Equity Incentive Plan. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any abstentions, broker non-votes and shares represented by proxies that are marked “withhold” will have no impact on the election of directors and will not count toward the majority needed for approval of the 2001 Equity Incentive Plan amendment.

Costs of Solicitation

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited personally or by telephone by our regular employees without additional compensation. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Independent Registered Public Accounting Firm

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2006. A representative of KPMG LLP will be present at the 2007 Annual Stockholders’ Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

ITEM NO. 1 — ELECTION OF DIRECTORS

The Board of Directors consists of seven members organized into three classes, with each director elected to serve for a three-year term. There are two directors in Class I (term expiring in 2008), two directors in Class II (term expiring in 2009) and three directors in Class III (term expiring at this Annual Meeting).

Three Class III directors will be elected at our 2007 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2010. The Nominating and Corporate Governance Committee has nominated John Marren, William E. Stevens and James B. Williams for election as Class III (term expiring in 2010) directors at this meeting. Messrs. Marren, Stevens and Williams are currently serving as Class III directors, having previously been elected at the 2004 Annual Meeting. Messrs. Marren, Stevens and Williams each have consented to serve for a new term. If Messrs. Marren, Stevens and Williams are elected as directors, they will continue in office until their successors have been elected and qualified. If Messrs. Marren, Stevens and Williams are unable to serve as directors at the time of the Annual Meeting, the persons named on the enclosed proxy card may vote for any alternative designated by the present Board of Directors.

You may not vote for more than three nominees. The persons named on the enclosed proxy card intend to vote the proxy representing your shares for the election of Messrs. Marren, Stevens and Williams, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you sign and return the proxy card without giving any direction, the persons named on the enclosed proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.

The Board of Directors recommends a vote “FOR”

the election of Messrs. Marren, Stevens and Williams as directors.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Please review the following information about Messrs. Marren, Stevens and Williams and the other directors continuing in office. Information below is as of February 28, 2007.

Nominees for Election in 2007

John Marren, Director since 2001, Age 43

Mr. Marren has been Chairman of the Board of Directors of MEMC since November 2001. Mr. Marren has been a Partner of Texas Pacific Group, a privately held investment firm, since April 2000. Mr. Marren serves on the Board of Directors of Conexant Systems, Inc., ON Semiconductor Corporation and SMART Modular Technologies, Inc.

William E. Stevens, Director since 2001, Age 64

Mr. Stevens has served as Chairman of BBI Group, Inc., a private equity investment firm, since November 2000. Mr. Stevens served as Chairman and Chief Executive Officer of the Wesmark Group from 1999 to 2001. Mr. Stevens serves on the Board of Directors of McCormick & Company, Incorporated.

James B. Williams, Director since 2003, Age 50

Mr. Williams is a Partner of Texas Pacific Group, a privately held investment firm. Mr. Williams joined Texas Pacific Group in February 1999. Mr. Williams also is a member of the board of directors of several private companies.

Continuing Directors

Robert J. Boehlke, Director since 2001, Age 65

(Term expiring in 2009)

Mr. Boehlke was most recently Executive Vice President and Chief Financial Officer of KLA-Tencor, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of general management positions with that company. KLA-Tencor is a supplier of process control and yield management solutions for the semiconductor manufacturing industry. Mr. Boehlke is a member of the Board of Directors of Tessera Technologies, Inc.

C. Douglas Marsh, Director since 2001, Age 61

(Term expiring in 2009)

Mr. Marsh was most recently Vice President Business Integration & U.S. Institutional Investor Relations of ASML US, Inc., a supplier of photolithography equipment to the semiconductor industry, a position he held from 2000 until his retirement in April 2004. From 1991 to 2000, Mr. Marsh held a variety of executive management positions with ASML. Mr. Marsh is a member of the Board of Directors of ATMI, Inc.

Peter Blackmore, Director since 2006, Age 59

(Term expiring in 2008)

Mr. Blackmore has served as Executive Vice President of Unisys Corporation since February 2005. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Mr. Blackmore is a member of the Board of Directors of Multi-Fineline Electronix, Inc.

Nabeel Gareeb, Director since 2002, Age 42

(Term expiring in 2008)

Mr. Gareeb joined MEMC as President and Chief Executive Officer in April 2002. Prior to joining MEMC, Mr. Gareeb was the Chief Operating Officer of International Rectifier Corporation, a leading supplier of power semiconductors, where he was responsible for worldwide operations, research and development and marketing of the core products of the company. He joined International Rectifier in 1992 as Vice President of Manufacturing and subsequently held other senior management positions.

BENEFICIAL OWNERSHIP BY

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the beneficial ownership of MEMC common stock as of February 16, 2007, based on 224,227,557 shares outstanding, by each of our directors, our named executive officers for 2006 and all current directors and executive officers as a group. Except as indicated below, each person has the sole power to vote and transfer his or her shares or interests.

Name	Number of Shares of MEMC Common Stock Beneficially Owned		Percentage of MEMC Outstanding Common Stock
Peter Blackmore	10,000	(1)	*
Robert J. Boehlke	43,500	(2)	*
John Marren	13,500	(2)	*
C. Douglas Marsh	43,500	(2)	*
William E. Stevens	40,500	(2)	*
James B. Williams	13,500	(2)	*
Nabeel Gareeb	937,500	(3)	*
Kenneth H. Hannah	0		*
Sean Hunkler	0		*
John A. Kauffmann	27,575	(4)	*
Bradley D. Kohn	0		*
Thomas E. Linnen	12,500	(5)	*
Shaker Sadasivam	44,396	(6)	*
All directors and executive officers as a group (14 persons)	1,173,971	(7)	*

*	Represents less than 1% of MEMC’s outstanding common stock as of February 16, 2007.

(1)	Includes 10,000 shares that may be acquired within 60 days of February 16, 2007.

(2)	All of these shares may be acquired by the holder within 60 days of February 16, 2007, including 13,500 shares underlying restricted stock unit awards that each director could receive upon his resignation as a director.

(3)	Shares or options are all held by The Nabeel Gareeb Trust II, over which Mr. Gareeb has sole power to vote and transfer such shares or interests. Includes 837,500 shares that may be acquired within 60 days of February 16, 2007.

(4)	Includes 22,075 shares that may be acquired within 60 days of February 16, 2007.

(5)	Includes 12,500 shares that may be acquired within 60 days of February 16, 2007.

(6)	Includes 33,325 shares that may be acquired within 60 days of February 16, 2007.

(7)	Includes 989,900 shares that may be acquired within 60 days of February 16, 2007 and 67,500 shares underlying restricted stock unit awards.

OWNERSHIP OF MEMC EQUITY SECURITIES

BY CERTAIN BENEFICIAL OWNERS

The following table lists the persons known by us to beneficially own 5% or more of our common stock based on 224,227,557 shares outstanding as of February 16, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Title of Class	Percent of Class
TPG Wafer Holdings LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	16,653,802	(1)	Common	7.3%
TPG Wafer Partners LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	16,653,802	(1)	Common	7.3%
TPG Wafer Management LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	16,653,802	(1)	Common	7.3%
TPG Advisors III, Inc. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	16,653,802	(1)	Common	7.3%
T(3) Advisors, Inc. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	16,653,802	(1)	Common	7.3%
T(3) Advisors II, Inc. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	16,653,802	(1)	Common	7.3%
Green Equity Investors III, L.P. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
Green Equity Investors Side III, L.P. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
GEI Capital III, LLC 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
LGP Management, Inc. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
Leonard Green & Partners, L.P. 11111 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
TCW/Crescent Mezzanine Partners III, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
TCW/Crescent Mezzanine Trust III 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%
TCW/Crescent Mezzanine Partners III Netherlands, L.P. 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025	16,653,802	(1)	Common	7.3%

(1)	Based on information provided by TPG Wafer Holdings LLC (“TPG Wafer Holdings”) and contained in a Schedule 13D jointly filed with the Securities and Exchange Commission by TPG Wafer Holdings, TPG Wafer Partners LLC (“TPG Wafer Partners”), TPG Advisors III, Inc., T(3) Advisors, Inc., T(3) Advisors II, Inc., Green Equity Investors III, L.P., Green Equity Investors Side III, L.P., GEI Capital III, L.L.C., LGP Management, Inc., Leonard Green & Partners, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, The TCW Group, Inc., TCW Asset Management Company, TCW/Crescent Mezzanine III, LLC (the “Joint Filers”) on November 23, 2001, Amendment No. 1 to such Schedule 13D filed by the Joint Filers and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (“TCW Netherlands”) on January 31, 2002, Amendment No. 2 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on August 9, 2002, Amendment No. 3 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on September 30, 2002, Amendment No. 4 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on May 22, 2003, Amendment No. 5 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on June 3, 2003, Amendment No. 6 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on September 19, 2003, Amendment No. 7 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on February 17, 2004, Amendment No. 8 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on January 5, 2005, Amendment No. 9 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on February 25, 2005, Amendment No. 10 to such Schedule 13D filed by the Joint Filers and TCW Netherlands on August 23, 2005, Amendment No. 11 filed by the Joint Filers and TCW Netherlands on November 14, 2006 and Amendment No. 12 filed by the Joint Filers and TCW Netherlands on February 9, 2007. Assumes the exercise in full of the warrants to purchase 4,677,276 shares of our common stock. TPG Wafer Holdings is the record owner of 11,976,526 shares of our common stock collectively held by the Joint Filers and TCW Netherlands.

TPG Wafer Holdings is a Delaware limited liability company the members of which are TPG Wafer Partners, TPG Wafer Management LLC, Green Equity Investors III, L.P., Green Equity Investors Side III, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (collectively, the “Members”).

The Members have entered into the Amended and Restated LLC Operating Agreement of TPG Wafer Holdings, dated as of November 13, 2001, and as amended on January 25, 2002, which provides that TPG Wafer Partners shall be the managing member of TPG Wafer Holdings and conduct the business and affairs of TPG Wafer Holdings. This includes voting of the equity securities that TPG Wafer Holdings holds except as set forth herein. The Members have also entered into a Members’ Agreement, dated as of November 13, 2001 and as amended on January 25, 2002, providing for, among other things, an agreement by TPG Wafer Partners not to cause TPG Wafer Holdings to vote its shares of common stock without the prior written consent of the other parties to the LLC Operating Agreement on certain matters. The Members’ Agreement also provides that TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. may nominate one individual to our Board of Directors, Green Equity Investors III, L.P. and Green Equity Investors Side III, L.P. may nominate one individual to our Board of Directors, and TPG Wafer Partners agrees to cause TPG Wafer Holdings to vote its shares of common stock in favor of the election of such individuals as our directors.

David Bonderman and James G. Coulter are directors, officers and the sole shareholders of TPG Advisors III, Inc. (“TPG Advisors III”), which is the general partner of TPG GenPar III, L.P., which in turn is the sole general partner of each of TPG Partners III, L.P. (“Partners III”), TPG Parallel III, L.P. (“Parallel III”), TPG Investors III, L.P. (“Investors III”), FOF Partners III, L.P. (“FOF”) and FOF Partners III-B, L.P. (“FOF B”) and the sole member of TPG GenPar Dutch, L.L.C., which is the general partner of TPG Dutch Parallel III, C.V. (“Dutch Parallel III”). Mr. Bonderman and Mr. Coulter are also directors, officers and the sole shareholders of T(3) Advisors, Inc. (“T(3) Advisors”), which is the general partner of T(3) GenPar, L.P., which in turn is the sole general partner of each of T(3) Partners, L.P. (“T(3) Partners”), T(3) Parallel, L.P. (“T(3) Parallel”) and T(3) Investors, L.P. (“T(3) Investors”) and the sole member of T(3) GenPar Dutch, L.L.C., which is the general partner of T(3) Dutch Parallel, C.V. (“T(3) Dutch”). In addition, Mr. Bonderman and Mr. Coulter are also directors, officers and the sole shareholders of T(3) Advisors II,

Inc. (“T(3) Advisors II”), which is the general partner of T(3) GenPar II, L.P., which in turn is the sole general partner of each of T(3) Partners II, L.P. (“T(3) Partners II”) and T(3) Parallel II, L.P. (“T(3) Parallel II”). Partners III, Parallel III, Investors III, FOF, FOF B, Dutch Parallel III, T(3) Partners, T(3) Parallel, T(3) Investors, T(3) Dutch, T(3) Partners II and T(3) Parallel II (collectively, the “TPG Funds”) are members of TPG Wafer Partners, which in turn is a member of TPG Wafer Holdings, and also the managing member of TPG Wafer Management LLC (“TPG Wafer Management”). TPG Wafer Holdings directly holds the 11,976,526 shares of our common stock. TPG Wafer Partners directly holds warrants to purchase 2,764,271 shares of our common stock and a 59.1% membership interest in TPG Wafer Holdings. TPG Wafer Management directly holds warrants to purchase 70,159 shares of our common stock. TPG Advisors III, T(3) Advisors and T(3) Advisors II may be deemed, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to beneficially own all of the securities held by TPG Wafer Holdings and TPG Wafer Partners. Mr. Bonderman and Mr. Coulter, by virtue of their positions with TPG Advisors III, T(3) Advisors, and T(3) Advisors II, may be deemed to have investment power and beneficial ownership with respect to the equity securities held by TPG Wafer Holdings and TPG Wafer Partners. Each of Mr. Bonderman and Mr. Coulter disclaims beneficial ownership of such securities.

LGP Management, Inc. (“LGPM”) is the general partner of Leonard Green & Partners, L.P. (“LGP”), which is an affiliate of GEI Capital III, L.L.C. (“GEI Capital” and, together with LGPM and LGP, the “LGP Controlling Persons”), which is the general partner of Green Equity Investors III, L.P. (“GEI”) and Green Equity Investors Side III, L.P. (“GEI Side”). GEI and GEI Side, in the aggregate, own 19.7% of the membership interests in TPG Wafer Holdings. TPG Wafer Holdings directly holds 11,976,526 shares of our common stock. GEI directly holds warrants to purchase 914,559 shares of our common stock and GEI Side directly holds warrants to purchase 6,864 shares of our common stock. LGPM, LGP and GEI Capital may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to share beneficial ownership of the securities held by TPG Wafer Holdings, and to beneficially own the warrants held by GEI and GEI Side. Jonathan D. Sokoloff, John G. Danhakl, Peter J. Nolan, Jonathan A. Seiffer, John M. Baumer and Timothy J. Flynn, either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control the LGP Controlling Persons. By virtue of their positions with the LGP Controlling Persons, Messrs. Sokoloff, Danhakl, Nolan, Seiffer, Baumer and Flynn may be deemed to share beneficial ownership of the securities held by TPG Wafer Holdings and to have investment power and beneficial ownership with respect to the warrants held by GEI and GEI Side. However, each such individual disclaims beneficial ownership of such securities.

TCW/Crescent Mezzanine III, LLC (“MEZZANINE LLC”), a Delaware limited liability company, is the General Partner of TCW/Crescent Mezzanine Partners III, L.P. (“TCW Partners”) and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (“TCW Netherlands”) and the Managing Owner of TCW/Crescent Mezzanine Trust III (“TCW Trust” and, collectively, the “TCW Funds”). TCW/Crescent Mezzanine Management III, LLC (“Mezz Mgmt III”) is the Investment Advisor of the TCW Funds, and has delegated all investment and voting discretion with respect to the securities owned by the TCW Funds to TCW Asset Management Company, a California corporation and registered investment advisor (“TAMCO”), as Sub-Advisor. As a result, Mezz Mgmt III disclaims beneficial ownership of these securities. TCW (Mezzanine III), L.P. (“Mezz III LP”), a Delaware limited partnership, is a member of MEZZANINE LLC who may be deemed to control MEZZANINE LLC. TAMCO is the Sub-Advisor to the TCW Funds and the General Partner of Mezz III LP. TAMCO is wholly owned by The TCW Group, Inc., a Nevada corporation (“TCWG”). By virtue of their roles as Sub-Advisor to the TCW Funds, and as the controlling shareholder of such Sub-Advisor, respectively, TAMCO and TCWG may be deemed to have beneficial ownership with respect to the securities owned by the TCW Funds. Each of TAMCO and TCWG is controlled by its respective Board of Directors. TCWG, together with its direct and indirect subsidiaries, collectively constitute The TCW Group, Inc. business unit (the “TCW Business Unit”). The TCW Business Unit is primarily engaged in the provision of investment management services. The ultimate parent company of TCWG is Societe Generale, S.A., a company incorporated under the laws of France (“SG”). The principal business of SG is acting as a holding company for a global financial services group, which includes certain distinct specialized business units that are independently operated, including the TCW Business Unit. SG, for purposes of the federal securities laws, may be deemed ultimately to control TCWG and the TCW Business Unit. SG, its executive officers and directors, and its direct and indirect subsidiaries (including all of its business units except the TCW Business Unit), may beneficially own securities and such securities are not reported in this Table. In accordance with Exchange Act Release No. 34-39538 (January 12, 1998) and due to the separate management and independent operation of its business units, SG disclaims beneficial ownership of our securities beneficially owned by the TCW Business Unit. Each member of the TCW Business Unit disclaims beneficial ownership of our securities beneficially owned by SG and any of SG’s other business units. TCW Partners, TCW Trust and TCW Netherlands, in the aggregate, own 19.7% of the membership interests in TPG Wafer Holdings and 921,423 warrants. TPG Wafer Holdings directly holds 11,976,526 shares of MEMC common stock.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Our Board of Directors currently consists of seven directors, six of whom are independent. Under New York Stock Exchange rules, by February 23, 2006 (one year after our loss of “controlled company” status), we were required to have a majority of independent directors on our Board and fully independent Compensation and Nominating and Corporate Governance Committees. By action of the Board of Directors on February 22, 2006, we were in compliance with these rules.

The Board of Directors has affirmatively determined that, in its judgment, each director other than Mr. Gareeb meets all applicable independence standards established by the New York Stock Exchange. Specifically, the Board considered Mr. Marren’s and Mr. Williams’s relationships with MEMC in light of their roles as Partners with Texas Pacific Group, an affiliate of TPG Wafer Holdings and the related TPG entities, and the largest stockholder of MEMC. (See “CERTAIN TRANSACTIONS.”) After reviewing and considering all of the relationships between MEMC and Texas Pacific Group, TPG Wafer Holdings and the related TPG entities, the Board affirmatively determined (with Messrs. Marren and Williams abstaining) that, in its judgment, Messrs. Marren and Williams met the applicable independence standards established by the New York Stock Exchange, because although Messrs. Marren and Williams had a relationship with MEMC’s largest stockholder, Messrs. Marren and Williams were independent of MEMC management, and that, consistent with NYSE rules and commentary, mere stock ownership should not be a bar to a determination of independence.

In addition, the Board considered Mr. Boehlke’s and Mr. Marsh’s relationships with MEMC through their indirect ownership interests in MEMC through TPG Wafer Partners and as a result of their respective escrow deposits with TPG Wafer Partners. (See “CERTAIN TRANSACTIONS—Ownership Interest in TPG Wafer Partners.”) The Board determined that because Messrs. Boehlke and Marsh had no voting or dispositive power with respect to the MEMC securities directly and indirectly held by TPG Wafer Partners and they were therefore not beneficial owners of those securities, there was no reason that such indirect ownership would be a material relationship precluding them from being independent from management. As for the personal escrow deposits, the Board concluded that these were primarily secondary financing arrangements to TPG and not material to MEMC or the directors.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors met eight times in 2006. During 2006, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served.

Corporate Governance

Our Board of Directors has adopted and maintains our corporate governance guidelines. The Board also has adopted a code of business conduct applicable to all of our directors, officers and employees. The corporate governance guidelines and the code of business conduct are posted on our website at www.memc.com. Copies of the corporate governance guidelines and code of business conduct are also available in print at no charge to any stockholder who requests them by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376.

In accordance with our corporate governance guidelines, non-management directors hold executive sessions regularly without management present. The independent, non-management directors meet at least once annually, although the independent, non-management directors typically meet without management present each quarter in conjunction with MEMC’s regular quarterly Board meetings. The non-management directors have selected William E. Stevens to preside at the executive sessions without management participation. Interested parties seeking to make their concerns known to the Board of Directors or just to the non-management directors may communicate directly with Mr. Stevens by sending written correspondence by mail to MEMC Board of Directors, P.O. Box 19706, Alexandria, VA 22320, or by email to: memc@corporateethics.com. Any written correspondence intended only for the non-management directors should be clearly marked as such.

Also consistent with our corporate governance guidelines, directors are expected to attend a minimum of 75% of all Board meetings and, where applicable, meetings of committees on which the directors serve. Directors are encouraged, but not required, to attend our annual stockholders’ meeting. Last year, six of our directors attended the annual stockholders’ meeting.

Audit Committee

Our Audit Committee is comprised of three directors, all of whom are independent. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to:

•	The quality and integrity of our financial statements and financial reporting processes;

•	Our systems of internal accounting and financial controls and disclosure controls;

•	The qualifications and independence of our independent auditors;

•	The performance of our internal audit function and independent auditors; and

•	Compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and the Board of Directors.

The Audit Committee is responsible for appointing, retaining, compensating, evaluating and, if necessary, terminating MEMC’s independent auditors. The Audit Committee meets periodically with representatives from our independent auditors separate from management. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding MEMC’s accounting, internal accounting controls and auditing matters. We have published these procedures on our website at www.memc.com. A copy of these procedures is also available in print at no charge to any stockholder who requests the procedures by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. Messrs. William E. Stevens, Robert J. Boehlke and C. Douglas Marsh serve on the Audit Committee. The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee is financially literate and meets all applicable independence standards established by the New York Stock Exchange. The Board of Directors has also determined that each of Mr. Boehlke and Mr. Stevens is an “audit committee financial expert” within the meaning of the rules and regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Audit Committee met thirteen times in 2006.

Compensation Committee

Our Compensation Committee consists of four directors, all of whom are independent. The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of our executives and directors. The Compensation Committee has overall responsibility for approving and evaluating our director and officer compensation plans, policies and programs.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. Until February 2006, Messrs. Williams, Boehlke, and Marsh served on the Compensation Committee, at which time Mr. Blackmore joined the Compensation Committee. The Board of Directors has determined that each of Mr. Blackmore, Boehlke, Marsh and Williams meet the independence standards established by the New York Stock Exchange. The Compensation Committee met eight times in 2006.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of four members, all of whom are independent. The Nominating and Corporate Governance Committee:

•	Assists the Board by identifying individuals qualified to become members of the Board of Directors;

•	Recommends to the Board the director nominees for the next annual stockholders’ meeting and from time to time to fill vacancies on the Board;

•	Recommends to the Board our Corporate Governance Guidelines; and

•	Leads the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.memc.com. A copy of the charter is also available in print at no charge to any stockholder who requests the charter by writing to the Director of Investor Relations at MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376. Until February 2006, Messrs. Boehlke, Marren and Stevens served on the Nominating and Corporate Governance Committee, at which time Mr. Blackmore joined the Nominating and Corporate Governance Committee. The Board of Directors determined that each of Messrs. Blackmore, Boehlke, Marren and Stevens meet the independence standards established by the New York Stock Exchange. The Nominating and Corporate Governance Committee met three times in 2006.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and nominating persons for election to our Board of Directors. Following its evaluation, the Committee then recommends to the full Board a slate of director candidates for inclusion in the proxy statement and proxy card.

In the case of incumbent directors, the Committee will review each director’s overall service during his current term. In the case of new director candidates, the Committee will first determine whether the nominee must be independent under the rules of the New York Stock Exchange and identify any special needs of the current Board. The Committee will consider individuals recommended by current Board members, Company management and shareholders. The Committee will seek to identify and recruit the best available candidates. The following characteristics are minimum qualifications for service on the MEMC Board of Directors: character and integrity; significant business or public experience relevant and beneficial to the Board of Directors and the Company; strong professional and personal reputation; the ability to exercise sound business judgment; and a willingness to make a sufficient time commitment to the affairs of MEMC in order to effectively perform the duties of a director.

As disclosed elsewhere in this proxy statement, TPG Wafer Holdings LLC beneficially owns approximately 7.3% of the voting power of MEMC. TPG Wafer Holdings is a Delaware limited liability company the members of which are TPG Wafer Partners LLC, TPG Wafer Management LLC, Green Equity Investors III, L.P., Green Equity Investors Side III, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (collectively, the “Members”). We have been advised by TPG that the Members have entered into an operating agreement which provides that TPG Wafer Partners shall be the managing member of TPG Wafer Holdings and conduct the business and affairs of TPG Wafer Holdings. This includes voting of the equity securities that TPG Wafer Holdings holds in MEMC, except as set forth below. The Members also have entered into an agreement providing for, among other things, an agreement by TPG Wafer Partners not to cause TPG Wafer Holdings to vote its shares of common stock without the prior written consent of the other parties to the operating agreement on certain matters. The agreement also provides that TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. (collectively, “TCW”) may nominate one individual to our Board, Green Equity Investors III, L.P. and Green Equity Investors Side III, L.P. (collectively “Green”) may nominate one individual to our Board, and TPG Wafer Partners agrees to cause TPG Wafer Holdings to vote its shares of common stock in favor of the election of such individuals as our directors. Notwithstanding the foregoing, these entities are not currently exercising their contractual rights to nominate individuals to our Board. However, should these entities desire to nominate individuals to our Board, the Nominating and Corporate Governance Committee would consider including appropriate director nominees for appointment or election to our Board who have been designated by TPG Wafer Holdings pursuant to the agreement among the Members.

The Committee will consider recommendations for director nominees from MEMC stockholders. Any stockholder wishing to submit a recommendation should send the following information to our Corporate Secretary, 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	Candidate’s detailed resume;

•	Description of any arrangements or understandings between the stockholder and the candidate; and

•	Signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates in connection with annual elections of directors, filling any director vacancies and other times deemed appropriate by the Committee. If a stockholder seeks to nominate a candidate for director for election at the 2008 annual stockholders’ meeting, the stockholder must follow the procedures described under “Stockholder Proposals for 2008 Annual Meeting” below.

Director Compensation

The following table provides certain information about compensation to our outside directors during 2006.

Director Compensation for 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Peter Blackmore	$60,000	$5,427	(1)	$152,430	(7)		$217,857
Robert Boehlke	$89,000	$87,303	(2)				$176,303
John Marren	$65,000	$87,303	(3)				$152,303
C. Douglas Marsh	$81,000	$87,303	(4)				$168,303
William Stevens	$82,000	$97,479	(5)				$179,479
James Williams	$65,000	$87,303	(6)				$152,303

(1)	This amount represents the 2006 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of this award was $59,216. At December 31, 2006, Mr. Blackmore held 1,600 RSUs and 30,000 options.

(2)	This amount represents the 2006 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2006 was $185,424. At December 31, 2006, Mr. Boehlke held 16,800 RSUs and 30,000 options.

(3)	This amount represents the 2006 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2006 was $185,424. At December 31, 2006, Mr. Marren held 16,800 RSUs.

(4)	This amount represents the 2006 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2006 was $185,424. At December 31, 2006, Mr. Marsh held 16,800 RSUs and 30,000 options.

(5)	This amount represents the 2006 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2006 was $296,454. At December 31, 2006, Mr. Stevens held 19,800 RSUs and 31,200 options.

(6)	This amount represents the 2006 FAS 123R expense for RSUs granted to this director. The aggregate grant date fair value of RSUs awarded to this director in 2006 was $185,424. At December 31, 2006, Mr. Williams held 16,800 RSUs.

(7)	This amount represents the 2006 FAS 123R expense for options granted to this director upon his appointment to the Board, and may not necessarily correspond to the actual value that will be recognized by the director.

Under our current director compensation program, outside directors (we pay no additional compensation to Mr. Gareeb for his service as a director) receive the following fees for their service on the Board of Directors and its Committees:

•	$45,000 annual Board of Directors cash retainer;

•	$20,000 additional cash retainer for Chairman of the Board of Directors;

•	$40,000 additional cash retainer for Chairman of the Audit Committee and $10,000 additional cash retainer for each member of the Audit Committee;

•	$20,000 additional cash retainer for Chairman of the Compensation Committee and $5,000 additional cash retainer for each member of the Compensation Committee;

•	$5,000 additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee; and

•	$1,000 cash for each Board of Directors’ meeting and each Committee meeting attended.

In addition, the director compensation program provides for annual equity compensation grants as follows:

•

Upon their initial election or appointment to the Board of Directors, outside directors who are not affiliated with Texas Pacific Group, Leonard Green & Partners and TCW/Crescent Mezzanine Management III LLC receive a grant of non-qualified stock options to purchase 10,000 shares of MEMC common stock at an exercise price per share equal to the fair market value per share on the date of grant. These options vest ratably over four years.

•

Outside directors are awarded RSUs for shares of our common stock on an annual basis (as of the date of the annual stockholder meeting each year). The RSUs vest ratably over two years. Each year, RSUs are to be awarded in an amount such that the number of underlying shares of MEMC common stock has a total value of $100,000 on the date the award is granted (rounded to the nearest 100 shares). For newly elected or appointed outside directors that become directors on a date other than the date of the annual stockholder meeting, such directors would receive RSUs for a pro rata portion of the $100,000 total value.

REPORT OF THE AUDIT COMMITTEE

We have met and held discussions with MEMC management and with MEMC’s independent registered public accounting firm, KPMG LLP. We have reviewed and discussed the consolidated financial statements of MEMC for 2006 with MEMC management. We discussed with KPMG matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States), including standards set forth in Statement on Auditing Standards No. 61.

KPMG also provided to us the written disclosures regarding their independence required by Independence Standards Board Standard No. 1, and we discussed with KPMG their independence.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for 2006 be included in MEMC’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

William E. Stevens (Chairman)

Robert J. Boehlke

C. Douglas Marsh

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

KPMG LLP served as our independent registered public accounting firm for 2006 and 2005. The following table presents fees paid to KPMG LLP for services rendered during the last two fiscal years:

	2006	2005
Audit fees	$2,100,000	$3,593,000
Audit-related fees	65,000	313,000
Tax fees	49,000	48,000
All other fees	64,000	49,000

Audit fees consisted principally of the annual audits of the financial statements of MEMC and its consolidated subsidiaries, including in 2005 and 2006 audit work related to our internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans and reviews of SEC filings.

Tax fees consisted principally of tax compliance and consultation.

All other fees consisted principally of statutory compliance requirements of our Italian subsidiary and consultation on accounting issues related to employee benefit plans.

The Audit Committee considered and determined that the provision of non-audit services by KPMG LLP in 2006 was compatible with maintaining KPMG LLP’s independence.

MEMC has adopted pre-approval policies and procedures requiring that the Audit Committee pre-approve all audit and non-audit services performed by MEMC’s independent auditors. Under the policy, some services may be pre-approved without consideration of specific case-by-case services, while others require the specific pre-approval of the Audit Committee. Annual audit services are subject to the specific pre-approval of the Audit Committee. Certain specific services, subject to maximum fees ranging from $5,000 to $125,000, were generally pre-approved by the Audit Committee in 2006 and management was authorized to engage our independent auditors to perform those services by providing detailed information to the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for the Company’s executive compensation programs. The Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

Objectives and Design of MEMC’s Executive Compensation Programs

MEMC’s executive compensation programs are designed to attract and retain the highest quality executive talent possible, and more importantly, to provide meaningful incentives for such executives to enhance stockholder value. The Committee’s executive compensation philosophy is threefold: (1) all compensation should be referenced and validated based on industry surveys for the semiconductor industry; (2) compensation grants and changes to compensation should be performance based; and (3) if the Company’s financial and operational performance exceeds industry benchmarks, then executive and employee pay should be targeted at the 75th percentile of the industry surveys.

The Committee reviews the executive compensation programs at least annually to ensure that its compensation goals and objectives are being met. The Committee determines the final compensation for our Chief Executive Officer and other named executive officers, although with respect to the other named executive officers, the Chief Executive Officer works closely with the Committee to make recommendations to the Committee regarding the named executive officers’ compensation. In reviewing MEMC’s executive compensation programs and in making compensation decisions, the Committee has utilized surveys such as the Radford U.S. Benchmark and U.S. Executive Compensation Survey, has engaged Mercer Human Resource Consulting and Pearl Meyer & Partners, outside human resources and compensation consulting firms, and has used “tally sheets” to ensure that the Committee has a comprehensive picture of compensation paid to our executives.

Elements of Compensation

Historically, including in 2006 and continuing in 2007, our executive compensation program consisted of three components: (1) base salaries, (2) short term incentive awards (cash incentive awards), and (3) long term incentive awards (equity awards).

Base Salaries. The Committee typically reviews the base salary of each executive officer on an annual basis to make adjustments based on evaluated performance levels, and if appropriate, changes in roles and responsibilities. In making base salary decisions, the Committee reviews comparable salary data from compensation surveys such as the Radford U.S. Benchmark and U.S. Executive Compensation Surveys, as well as salary data collected by Pearl Meyer & Partners. The Committee utilizes a compensation guideline that generally targets base salaries, short term incentives and long term equity incentives for executive officers at the 50th percentile for new hires in most instances (with some exceptions in individual instances), and at the 75th percentile for existing employees, based on the Company’s recent outstanding performance compared to the industry.

The Committee makes a specific decision on annual adjustments to base salary with input from the Chief Executive Officer regarding the written performance appraisal for each officer. For 2006, the overall compensation of each named executive officer fell within this guideline, with the average adjustment to base salary for 2007 for the named executive officers (other than the Chief Executive Officer) ranging from 5% to 7%. The Chief Executive Officer’s compensation is discussed more fully below under “Elements of Compensation—Employment Agreements.”

Short Term Incentive Awards (Cash Incentive Awards). Participation in the MEMC short term incentive plan (cash incentive plan) for executive officers is discretionary as determined by the Committee, and the plan is non-contractual. Under current practice, the Committee awards cash incentives under the plan to executive officers to recognize and reward individual and Company performance. The short term incentive plan has three dimensions to it: (1) the timeframes have quarterly, semi-annual, and annual measurement periods; (2) there are quantified metrics for individual and Company performance (such as revenue, margin, cash balances, etc.); and (3) there are milestone-based objectives for those Company initiatives that do not have specific quantified metrics. The goals are established for each executive in the appropriate timeframe, and measured within that timeframe. The payouts are made semiannually and annually for each officer based on dollars earned during that period.

The short term incentive plan for the named executive officers (other than the Chief Executive Officer) has a target of either 40% or 50% of salary on an annual basis, and a maximum of 80% or 100% of salary. These ranges were established based on compensation guidelines obtained from industry surveys. In 2006, the named executive officers (other than the Chief Executive Officer and excluding Mr. Linnen, who stepped aside as Senior Vice President and Chief Financial Officer on April 27, 2006) were paid 59.8% of salary as a group average, which was 123.9% of target, and 61.9% of the maximum possible that could be earned.

For Mr. Gareeb, the Company’s Chief Executive Officer, his 2006 short term incentive award (cash incentive award) was determined as follows. In 2006, the Committee established a target bonus level for Mr. Gareeb of 80% of Mr. Gareeb’s annual base salary and a maximum bonus level of 140% of Mr. Gareeb’s annual base salary. Mr. Gareeb’s target award was based on the Company’s overall financial performance, the Company’s achievement of certain strategic objectives, Mr. Gareeb’s achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb. Based on these criteria, the Committee determined that Mr. Gareeb’s award for 2006 was equal to 104% of base salary or 130% of target, or $634,400.

Long Term Incentive Awards (Equity Awards). In keeping with the Committee’s performance based philosophy, the Committee believes that long term incentives should be closely tied to creation of shareholder value. The most direct way to accomplish this is through the grant of stock options since they are inherently performance based due to the fact that the employee recognizes no gain unless shareholder value increases as well. Historically, the Committee has targeted net option and Restricted Stock Unit (“RSU”) grants (option and RSU grants less option and RSU forfeitures and terminations) for all employees in any year to be approximately one percent or less of the Company’s outstanding shares, excluding grants to the Chief Executive Officer. The Committee has also strived to ensure that the Company has 5% or less “overhang” (total outstanding options and RSUs over total shares outstanding). For 2006, excluding the one-time grants to Mr. Gareeb in October 2006 in connection with his new employment agreement discussed below, the Company’s net option and RSU grants to all other employees and directors were equal to 0.92% of the Company’s outstanding shares (including Mr. Gareeb’s 2006 grants, the Company’s net option and RSU grants were equal to 1.81% of the Company’s outstanding shares) and as of December 31, 2006, the Company’s overhang was equal to 4.82%.

In making decisions regarding annual or semi-annual long term equity incentive award grants for executive officers, the Committee first reviews the comparable stock option awards from the compensation surveys discussed above. In addition, the Committee considers certain other factors such as personal performance, level of contribution, and the need to attract and retain executive officers. For 2006, the Committee used an overall compensation guideline that targeted annual long term equity incentives for executive officers at the 75th percentile of industry comparable companies. The Committee typically does not reduce the amount of annual equity award grants based on past historical gains, because the Committee believes that the major reason behind the equity grants is long term retention, and without the potential of future gains related to these equity awards, such retention goals would be thwarted.

In 2006, the named executive officers, other than Mr. Gareeb, generally received semi-annual grants of non-qualified stock options having an exercise price equal to 100% of the market value of the Company’s stock on the date of grant, which options vest ratably over four years. Mr. Gareeb received two grants of non-qualified stock options having an exercise price equal to 100% of the market value of the Company’s stock on the date of grant as discussed under “Employment Agreements” below. All of these option grants to the named executive officers, including the grants to Mr. Gareeb, are reflected in the “Grants of Plan Based Awards” table below.

To help reduce stock option expense, and add additional retention elements, the Committee is evaluating the substitution of a portion of the option grants with performance based RSUs. The first step in this process was accomplished in January 2007 with the grant of RSUs to the named executive officers (other than Mr. Gareeb and Mr. Linnen), a portion of which RSUs are subject to forfeiture in 2008 should certain pre-established Company earnings targets for 2007 not be met during 2007.

Termination or Change in Control Payments. Under MEMC’s 2001 Equity Incentive Plan, in the event an employee’s service (whether or not the employee is a named executive officer) is terminated by MEMC without cause or by such employee for good reason within two years following a change in control of MEMC, then:

•	All outstanding options held by such employee will become fully vested and exercisable;

•	All restrictions and conditions of all restricted stock awards then outstanding will lapse; and

•	All outstanding stock units will become immediately vested.

The change in control provisions of the 2001 Equity Incentive Plan described above can also be modified by an individual’s award agreement or by a decision of the Compensation Committee. Under our 2001 Equity Incentive Plan, “good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location more than 50 miles.

Timing Related to Grants of Options and Other Long Term Equity Incentive Awards. In the past, the Compensation Committee has made option or other equity grants to named executive officers and other employees, and expects these grants to continue in the future, at three different times: (1) upon the hiring of the executive or employee (typically, the grant date is the employee’s start date with MEMC), (2) on the date of the regularly scheduled quarterly Board of Directors meetings, and (3) on some occasions, in connection with a promotion or special recognition grant. Historically, although most of the grants are scheduled to be made on a semiannual basis at the Board of Directors meetings in January and July of each year, grants are occasionally made at the Board of Directors meetings in April or October. The regularly scheduled quarterly Board of Directors meetings are typically one or two days prior to the date of the Company’s regular quarterly earnings press release for the just-completed quarters. Therefore, any grants made at such regularly scheduled meetings are made at a time just prior to the release by the Company of material non-public information (i.e., the Company’s results of operations for the just-completed quarter). The Committee believes that the timing of such grants is appropriate because by having made such grants on an approximately regular timetable, the unpredictability of both the Company’s operating results and the trading markets’ reaction to those operating results does not factor into the Committee’s decision.

Employment Agreements. Only one of our named executive officers, Mr. Gareeb, our President and Chief Executive Officer, has an employment agreement with the Company. All other named executive officers are employees at will, without a written employment agreement.

On October 25, 2006, the Company entered into a new four-year employment agreement, effective as of such date, with Mr. Gareeb. This agreement was intended to replace the previous four-year employment agreement with Mr. Gareeb that expired by its terms in April 2006. The Committee and the full Board of Directors determined that in light of the significant increase in shareholder value and the improvement in the Company’s operating performance over the prior four years, a similar performance oriented employment agreement and related compensation package for Mr. Gareeb was warranted. Therefore, the majority of the compensation in the new agreement is long-term, performance-based compensation, based on stock options that will have no value for Mr. Gareeb unless the Company’s shareholders benefit as well. This package therefore aligns Mr. Gareeb with the Company’s stockholders, has a strong retention element due to the cliff vesting features of the performance option (discussed below), and provides Mr. Gareeb with limited severance (discussed below), all with the goal of requiring strong performance from Mr. Gareeb and the Company, with minimal payouts unless the Company’s shareholders benefit as well. The Compensation Committee utilized the services of Mercer Human Resource Consulting in connection with the benchmarking of the compensation elements of this new employment agreement with Mr. Gareeb.

This new employment agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. The agreement also provides that so long as Mr. Gareeb is employed by the Company, the Company will cause the Board of Directors to nominate him for re-election to the Board. Under the terms of the October 2006 agreement, Mr. Gareeb’s base salary was set at $850,000 per year. Commencing with the January 1, 2007 calendar year, Mr. Gareeb’s short term incentive target bonus was set at 100% of salary and the maximum incentive bonus was set at 200% of salary. Mr. Gareeb’s bonuses will be based on the Company’s overall financial performance, the Company’s achievement of certain strategic objectives, Mr. Gareeb’s achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb.

In addition, as part of the employment agreement, Mr. Gareeb was granted an option to purchase one million shares of the Company’s common stock at an exercise price of $37.01, the market price on the date of grant and the date of consummation of the employment agreement, with customary four-year ratable vesting, and a performance-based option to purchase an additional one million shares at the same exercise price. The performance-based option will vest at the end of the four-year term if Mr. Gareeb is still employed by the Company and the Company’s common stock price outperforms the S&P 500 market index by a specified amount over that four-year period; otherwise, the option will expire. The grant also provides for an early vesting of 400,000 of these performance-based options at the end of three years if Mr. Gareeb is still employed by the Company and the Company’s common stock price outperforms the S&P 500 market index by the specified amount over the three-year period. These options were granted under the Company’s shareholder-approved 2001 Equity Incentive Plan. The employment agreement provides that the Company does not intend to grant Mr. Gareeb additional options in the next four years. In addition, in the agreement, Mr. Gareeb agreed to own outright at least 100,000 shares of the Company’s common stock.

Either party can terminate Mr. Gareeb’s employment agreement. In the event of Mr. Gareeb’s involuntary termination without cause (other than by reason of death or disability) or Mr. Gareeb’s voluntary termination for good reason during the employment term, he is entitled to:

•	His base salary through the date of termination;

•	His annual bonus, if any, earned in the calendar year immediately preceding the calendar year in which the date of termination occurs, to the extent not yet paid;

•	Subject to the execution by Mr. Gareeb of a general release and waiver, the continuation of Mr. Gareeb’s base salary for a one-year period beginning on the date of termination; and

•	Continued health care coverage under the Company’s group health care plan through the end of the severance period.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee (2006)

James B. Williams, Chairman

Peter Blackmore

Robert J. Boehlke

C. Douglas Marsh

EXECUTIVE COMPENSATION

The following table presents summary information concerning 2006 compensation awarded or paid to, or earned by, (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) any additional persons who served as Chief Executive Officer or Chief Financial Officer at any time in 2006 and (iv) each of the other three most highly compensated executive officers for the year 2006 (collectively, such persons are the “named executive officers” for MEMC for 2006).

Summary Compensation Table

Name and Principal Positions	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Nabeel Gareeb President and Chief Executive Officer	2006	$656,731					$5,162,380	$634,400				$37,266	(4)	$6,490,776

Kenneth H. Hannah Senior Vice President and Chief Financial Officer	2006	$266,154	$200,000	(5)	$371,953	(6)	$1,543,557	$199,000				$105,459	(7)	$2,686,123

Sean Hunkler Senior Vice President, Manufacturing	2006	$350,000					$1,398,496	$148,900				$40,881	(8)	$1,938,277

Bradley D. Kohn Vice President and General Counsel	2006	$250,000					$978,892	$140,800				$19,423	(9)	$1,389,115

John A. Kauffmann Senior Vice President, Sales and Marketing	2006	$300,000					$682,481	$231,200		-$	1,407	$42,495	(10)	$1,254,769

Thomas E. Linnen Former Chief Financial Officer (11)	2006	$281,731					$783,398	$96,245	(12)			$4,400	(13)	$1,165,774

Shaker Sadasivam Senior Vice President, Research and Development	2006	$313,846					$493,871	$165,800		-$	1,222	$13,640	(14)	$985,935

(1)	Amounts shown include cash compensation earned and received as well as cash compensation earned but deferred at the election of the executive officer under the MEMC Retirement Savings Plan.

(2)	These amounts are based on the Company’s 2006 accounting expense for these awards and may not necessarily correspond to the actual value that will be recognized by the named executives. These amounts are calculated under FAS 123R (assuming no forfeitures, per SEC Rules) and thus include amounts from awards granted in and prior to 2006. All option awards are non-qualified stock options under the Company’s 2001 Equity Incentive Plan.

(3)	These bonuses are earned upon achievement of performance milestones under the Company’s short term incentive plan for executive officers discussed above under “Compensation Discussion and Analysis”.

(4)	Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan and $23,626 of accrued paid time off payout.

(5)	Amount shown represents a signing bonus.

(6)	Amount relates to 52,500 restricted stock units granted to Mr. Hannah upon his initial employment by the Company.

(7)	Amount includes $101,059 in relocation payments and $4,400 in contributions by MEMC to the MEMC Retirement Savings Plan.

(8)	Amount includes $27,241 in relocation payments and $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

(9)	Amount includes $5,783 in relocation payments and $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan.

(10)	Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan and $28,855 of accrued paid time off payout.

(11)	Mr. Linnen stepped aside as Senior Vice President and Chief Financial Officer on April 27, 2006.

(12)	The non-equity incentive plan compensation for Mr. Linnen was earned pursuant to the Company’s broad-based employee incentive compensation plan, in light of Mr. Linnen’s change in status early in the fiscal year.

(13)	Amount includes $4,400 in contributions by MEMC to the MEMC Retirement Savings Plan.

(14)	Amount shown includes $13,640 in contributions by MEMC to the MEMC Retirement Savings Plan. Although Dr. Sadasivam would not meet the definition of “named executive officer” for fiscal 2006 based on the recent changes to executive compensation disclosure promulgated by the SEC late in 2006 (specifically the inclusion of FAS123R expense in the Summary Compensation Table calculations), Dr. Sadasivam has been a “named executive officer” for MEMC for the last four fiscal years. The Company has chosen to include Dr. Sadasivam in the proxy statement tables and “Compensation Discussion and Analysis” above as a named executive officer for comparison purposes and because the Company expects Dr. Sadasivam to meet the definition of named executive officer for 2007.

The following table sets forth certain information on a grant-by-grant basis regarding plan-based awards to the executive officers named in the Summary Compensation Table during 2006.

Grants of Plan Based Awards

Name	Grant Date	Date of Comp. Comm. Action		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Nabeel Gareeb	10/25/2006	10/25/2006			1,000,000	$37.01	$17,104,800
	10/25/2006	10/25/2006			1,000,000	$37.01	$19,437,860

Kenneth H. Hannah	4/26/2006	4/25/2006	(1)		350,000	$41.57	$9,056,775
	4/26/2006	4/25/2006	(1)	52,500			$2,182,425

Sean Hunkler	7/25/2006	7/25/2006			13,800	$29.73	$207,033

Bradley D. Kohn	7/25/2006	7/25/2006			5,900	$29.73	$88,514

John Kauffmann	7/25/2006	7/25/2006			11,900	$29.73	$178,529
	1/25/2006	1/25/2006			18,300	$25.66	$255,080

Thomas E. Linnen	1/25/2006	1/25/2006			19,900	$25.66	$277,382

Shaker Sadasivam	7/25/2006	7/25/2006			12,400	$29.73	$186,030
	1/25/2006	1/25/2006			18,300	$25.66	$255,080

(1)	In connection with the hiring of Mr. Hannah in April 2006, the Compensation Committee, at its regularly scheduled quarterly meeting on April 25, 2006, took action to effect the initial hire grants to Mr. Hannah. On that date the closing price of the Company’s common stock was $41.57. These initial hire grants were to take effect (and did take effect) on April 26, 2007, Mr. Hannah’s first day of employment with MEMC. The closing price of the Company’s common stock on April 26, 2006 was $40.62.

The following table presents information regarding outstanding equity awards held by the executive officers named in the Summary Compensation Table at December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nabeel Gareeb	—	1,000,000		$37.01	10/25/2013
	—	1,000,000		$37.01	10/25/2013
	37,500	1,112,500		$11.93	5/2/2015
	75,000	75,000		$8.45	4/27/2014
	112,500	37,500		$12.25	4/25/2013
	1,000,000	—		$4.99	3/26/2012
	62,500	—		$1.50	3/26/2012
Kenneth H. Hannah	—	350,000		$41.57	4/26/2016	52,500	$2,054,850	(1)
Sean Hunkler	—	13,800		$29.73	7/25/2016
	—	250,000		$18.05	8/15/2015
Bradley D. Kohn	—	5,900		$29.73	7/25/2016
	—	175,000		$19.88	9/18/2015
John Kauffmann	—	11,900		$29.73	7/25/2016
	—	18,300		$25.66	1/25/2016
	—	15,000		$17.65	7/26/2015
	—	7,500		$11.63	2/16/2015
	—	75,000		$9.43	10/27/2014
	—	3,100		$8.09	7/26/2014
	—	15,000		$10.85	1/26/2014
	—	70,000		$12.98	9/1/2013
	—	7,500		$11.74	7/25/2013
	—	7,500		$7.90	1/24/2013
Thomas E. Linnen	—	19,900		$25.66	1/25/2016
	—	30,000		$17.65	7/26/2015
	—	37,500		$11.63	2/16/2015
	—	6,700		$8.09	7/26/2014
	50,000	150,000		$10.20	12/8/2013
Shaker Sadasivam	—	12,400		$29.73	7/25/2016
	—	18,300		$25.66	1/25/2016
	—	30,000		$17.65	7/26/2015
		18,750		$11.63	2/16/2015
	6,250	12,500		$9.43	10/27/2014
	—	6,050		$8.09	7/26/2014
	—	7,500		$10.85	1/26/2014
	—	4,000		$11.74	7/25/2013
	—	12,500		$7.90	1/24/2013

(1)	Based on the Company’s closing stock price on December 29, 2006 of $39.14.

The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2006 by the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested for 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Nabeel Gareeb	100,000	$3,866,000	0	N/A
Kenneth H. Hannah	0	N/A	0	N/A
Sean Hunkler	50,000	$1,047,525	0	N/A
Bradley D. Kohn	25,000	$470,565	0	N/A
John A. Kauffmann	145,600	$3,646,902	0	N/A
Thomas E. Linnen	129,200	$3,262,826	0	N/A
Shaker Sadasivam	218,050	$6,380,930	0	N/A

Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon exercise of options, warrants and rights under the Company’s equity compensation plans as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders:	10,708,414	$20.37	1,899,556
Equity compensation plans not approved by security holders(2)	62,500	$1.50	0

Total	10,770,914	$20.26	1,899,556

(1)	Number of shares of common stock; subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events. Does not include shares subject to stockholder approval at this meeting (see “Item No. 2—Approval of Amendment of 2001 Equity Incentive Plan to Increase Number of Available Shares,” below).

(2)	Represents balance of March 2002 stock option grant to Nabeel Gareeb which expires on March 15, 2007.

Pension Plan

MEMC sponsors the MEMC Pension Plan, a defined benefit pension plan which covered most U.S. employees of MEMC and its subsidiaries through the end of 2001. Effective January 2, 2002, the plan was amended to freeze the accrued benefit for employees who did not meet certain age and service criteria. In order to receive benefit accruals after January 2, 2002, a participant must have met one of two criteria: 1) as of December 31, 2001, the participant was at least age 50 with 5 years of service; or, 2) the participant had at least 25 years of service as of December 31, 2001. Employees who joined MEMC after December 31, 2001 are not eligible for coverage under the MEMC Pension Plan.

The basic benefit payable under the MEMC Pension Plan is determined based on a lump sum equal to 8% of a participant’s “average total earnings” (as defined below) up to one-half of the Social Security wage base plus 12% of the participant’s average total earnings over one-half of the Social Security wage base, multiplied by the participant’s years of benefit service, less 2% of such amount for every year by which the current age of the participant is less than age 65 (the “Basic Formula”). In addition to the normal annuity options, for some participants the benefit is also available in an immediate lump-sum distribution at termination of employment. None of our named executive officers are covered by the Basic Formula.

Employees who were participants in our former Pension Plan for Salaried Employees (the “Salaried Plan”), a prior plan merged into the MEMC Pension Plan as of December 31, 1996, are entitled to a benefit calculated under the formula in effect as of such date under the Salaried Plan, if such benefit is greater than the benefit calculated under the Basic Formula. The basic benefit payable under the Salaried Plan formula is a single life annuity equal to 1.2% of the participant’s average total earnings multiplied by the participant’s years of benefit service. However, if the participant was hired in the U.S. by Monsanto Company (“Monsanto”), a prior owner of a substantial part of our business, before April 1, 1986 and was employed by us at any time during the period April 1, 1989 through May 31, 1989, or if the participant was employed by MEMC at any time during the period January 1, 1989 through March 31, 1989, the factor is 1.4% of the participant’s “average total earnings” instead of 1.2%. If a participant with either the 1.2% or 1.4% formula retires on or after age 55 but prior to age 65, his benefit will be reduced 1/4% for each month that his retirement date precedes his 65th birthday. However, if the participant is under age 65 but at least age 55 at the time of his retirement, and the participant’s age and years of vesting service add up to at least 80, then the benefit is not subject to any reduction. The basic benefit under either the 1.2% or 1.4% formula is reduced by the amount the participant is entitled to receive under any other designated Monsanto defined benefit pension plan. For purposes of the MEMC Pension Plan, “average total earnings” means twelve times the greater of (a) the monthly average earnings received in the 36 full calendar months immediately prior to the date of employment termination or (b) the monthly average of earnings received during the highest three of the ten calendar years immediately prior to the year in which employment terminates. “Earnings” means amounts paid to participants that are subject to federal income tax withholding (including salary and bonus payments), subject to certain adjustments. Generally, “earnings” utilized for pension formula purposes includes salary and bonus reported in the salary and bonus columns of the Summary Compensation Table. However, since all or portions of the short term incentive cash bonuses are paid in the year following the year earned, all or a portion of such bonuses are included in earnings utilized for pension formula purposes in the year following the year such bonuses are reported in the non-equity incentive plan compensation column of the Summary Compensation Table.

Retirement benefits payable under qualified defined benefit plans are subject to the annual pension limitations imposed under Section 415 of the Internal Revenue Code, for which limitations vary annually. The Section 415 limitation for 2006 is $175,000. In addition, Section 401(a)(17) of the Internal Revenue Code specifies a maximum amount of annual compensation, also adjusted annually, that may be taken into account in computing benefits under a qualified defined benefit plan. The Section 401(a)(17) limitation for 2006 was $220,000. Our Supplemental Executive Pension Plan (the “MEMC SEPP”), a non-qualified and unfunded plan, provided benefits over the applicable Internal Revenue Code limitations. Benefits under the MEMC SEPP are payable in the form of a lump-sum distribution, in the form of an annuity with monthly payments for life beginning at the participant’s retirement age, or in annual installments not to exceed fifteen years. The MEMC SEPP was amended at the end of 2001 to cease future accruals. In addition, all accrued benefits under the MEMC SEPP for employees who entered into new employment contracts with MEMC in 2001 were waived. None of our named executive officers participate in the MEMC SEPP.

The following table shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.4% Salaried Plan formula described above. As discussed above, the 1.4% formula is an alternative to the Basic Formula. The amounts shown in the table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than twenty-five years of service or at remuneration levels above $200,000 because none our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table(1)

	Years of Service
Remuneration	15	20	25
$125,000	$26,250	$35,000	$43,750
150,000	31,500	42,000	52,500
175,000	36,750	49,000	61,250
200,000	42,000	56,000	70,000

Mr. Kauffmann is covered by the 1.4% formula. Mr. Kauffmann did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Mr. Kauffmann had 22.0 years of benefit service and annualized average total earnings of $108,414.

The following table shows the estimated annual pension benefits under the MEMC Pension Plan in the remuneration and years of service classifications indicated using the 1.2% Salaried Plan formula described above. As discussed above, the 1.2% formula is an alternative to the Basic Formula. The amounts shown in this table assume that a participant met the criteria for continued benefit accrual. In addition, the amounts shown in the table are calculated on a single life annuity basis and assume retirement at age 65 (without regard to the offsets described above). No amounts are shown for more than fifteen years of service or at remuneration levels above $200,000 because none of our named executive officers can reach these years of service categories or remuneration levels for purposes of determining benefits under the MEMC Pension Plan.

Pension Plan Table(2)

	Years of Service
Remuneration	5	10	15
$125,000	$7,500	$15,000	$22,500
150,000	9,000	18,000	27,000
175,000	10,500	21,000	31,500
200,000	12,000	24,000	36,000

Dr. Sadasivam is eligible for the 1.2% formula. Dr. Sadasivam did not meet the criteria for continued benefit accrual effective December 31, 2001. As of December 31, 2001, Dr. Sadasivam had 8.3 years of benefit service and annualized average total earnings of $113,496.

Each of Messrs. Gareeb, Hannah, Hunkler, Kohn and Linnen commenced employment after December 31, 2001. As a result, they do not participate in the MEMC Pension Plan or MEMC SEPP.

The table below shows the present value of accumulated benefits payable to each of the named executive officers that participate in the MEMC Pension Plan, including the number of years of service credited to each such named executive officer.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John A. Kauffmann	MEMC Pension Plan	22.0	$132,207	$0

Shaker Sadasivam	MEMC Pension Plan	8.3	$49,398	$0

MEMC does not have or pay any nonqualified deferred compensation, and has accordingly omitted the required Nonqualified Deferred Compensation Table.

Compensation Committee Interlocks and Insider Participation

In 2006, the Compensation Committee was comprised of Messrs. Peter Blackmore, Robert J. Boehlke, C. Douglas Marsh and James B. Williams. Mr. Williams is a partner with Texas Pacific Group. An investor group led by Texas Pacific Group beneficially owns, as of February 28, 2007, approximately 7.3% of the outstanding shares of MEMC common stock, including all of the 4,677,276 outstanding warrants to purchase MEMC common stock. For a description of certain transactions and arrangements between MEMC and the investor group led by Texas Pacific Group, see “CERTAIN TRANSACTIONS” below.

None of the directors comprising the Compensation Committee during 2006 is or has been an officer or employee of MEMC or any of its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of filed Forms 3, 4 and 5, all of the filings for our executive officers and directors and greater than 10% stockholders required under Section 16(a) of the Securities Exchange Act of 1934 were made on a timely basis in 2006, except that three officers filed a Form 4 one business day late, reporting one option grant transaction each.

CERTAIN TRANSACTIONS

On September 30, 2001, an investor group led by Texas Pacific Group, including TPG Wafer Holdings LLC and funds managed by Leonard Green & Partners, L.P. and TCW/Crescent Mezzanine Management III LLC (collectively, TPG), entered into a purchase agreement with E.ON and its affiliates (E.ON). Pursuant to the purchase agreement, on November 13, 2001, TPG Wafer Holdings and its assignees purchased all of E.ON’s debt in MEMC of approximately $910 million and all of E.ON’s equity holdings in MEMC, representing approximately 72% of the outstanding shares of MEMC common stock.

In connection with and as a condition to closing the transactions contemplated by the purchase agreement between E.ON and TPG, on November 13, 2001, we entered into a restructuring agreement with TPG Wafer Holdings under which we restructured approximately $860 million of our debt that was acquired by TPG from E.ON. As part of the transactions contemplated by the purchase agreement and restructuring agreement, we also entered into certain agreements with TPG, as more fully described below.

In an effort to minimize conflicts of interest by members of our Board of Directors affiliated with TPG or other related parties, the Audit Committee, or a special committee consisting entirely of independent directors, generally approves or ratifies any material transaction with a related party. A special committee approved the transaction described under “—Restructuring Agreement,” below.

In addition, our Audit Committee Charter requires that the Audit Committee review and approve all transactions between the Company and any related person where such transactions would be required to be disclosed pursuant to SEC Rules, as well as all transactions and potential conflict of interest situations involving any member of the Board of Directors or senior management.

Restructuring Agreement

In connection with and as a condition of the closing of the transactions contemplated by the purchase agreement between TPG and E.ON, on November 13, 2001, we entered into a restructuring agreement with TPG Wafer Holdings. Pursuant to the restructuring agreement, TPG restructured the debt acquired by TPG from E.ON and TPG committed to provide us with a $150 million revolving credit facility. The revolving credit facility was subsequently replaced with a revolving credit facility from Citibank/UBS, guaranteed by TPG. TPG exchanged previously outstanding debt of approximately $860 million for 260,000 shares of our Series A Cumulative Convertible Preferred Stock, $50 million in principal of our senior subordinated secured notes maturing in November 2007 and warrants to purchase 16,666,667 shares of our common stock. TPG also retained a Euro 55 million note issued by our Italian subsidiary.

Ownership of MEMC by TPG

On July 10, 2002, TPG converted all of the outstanding shares of Series A Cumulative Convertible Preferred Stock into 125,010,556 shares of MEMC common stock. TPG sold 15,300,000, 34,000,000, 65,550,000 and 18,250,000 shares of MEMC common stock in public offerings in May 2003, February 2004, February 2005 and August 2005 respectively. TPG also sold approximately 19.5 million shares of MEMC common stock in a privately negotiated sale in November 2006 and an additional 20 million shares of MEMC common stock in a privately negotiated sale in February 2007. As a result, as of February 28, 2007, TPG now owns or has the right to acquire, through exercise of warrants, approximately 16.6 million shares of our common stock, which would represent approximately 7.3% of our outstanding common stock.

Board Representation

Prior to the February 2005 secondary offering, by virtue of its stock ownership, TPG Wafer Holdings possessed the power to elect all of our directors through its beneficial ownership of a majority of our voting stock. The operating agreement for TPG Wafer Holdings provides that certain affiliates of Leonard Green & Partners may collectively nominate one individual to our Board of Directors and certain affiliates of TCW/Crescent Mezzanine Management III LLC may collectively nominate one individual to our Board. Prior to the February 2005 secondary offering, Jean-Marc Chapus, John G. Danhakl, Gene J. Frantz, John Marren and James B. Williams were members of the MEMC Board of Directors. Mr. Chapus is President of TCW/Crescent Mezzanine LLC. Mr. Danhakl is a partner at Leonard Green & Partners, L.P. Messrs. Frantz, Marren and Williams are partners of Texas Pacific Group. After the February 2005 offering, Messrs. Chapus, Danhakl and Frantz resigned from our Board. Our Board currently consists of seven directors, with two TPG-designated members. As a practical matter, as a result of its share ownership, TPG has the ability to influence the election and composition of our Board of Directors.

Director Compensation

Under our director compensation policy, all directors, including directors affiliated with TPG, receive compensation for their service on our Board of Directors. In 2006, we paid $130,000 to certain entities affiliated with TPG for the Board and committee fees and retainers earned by the directors affiliated with such entities. See “Board Representation” above.

Notes and Warrants

Under the terms of the restructuring agreement, in November 2001, MEMC issued to TPG $50 million in principal amount of our senior subordinated secured notes due 2007. The notes were guaranteed by our domestic subsidiaries and bore interest at a rate of 8% (payment in kind) in the first two years following issuance, 14% (payment in kind) in the third and fourth years following issuance and 14% (payment in kind with optional payment in cash at the request of the note holders) in the fifth and sixth years following issuance. “Payment in kind” means that accumulated interest on the notes is added to the principal amount of the notes, instead of being paid in cash. As collateral under the notes, we pledged substantially all of our domestic assets, including all of the capital stock of most of our domestic subsidiaries and 65% of the capital stock of certain of our foreign subsidiaries, but excluding any assets pledged to support third party debt. The notes and the related security interest were subordinate in priority and in right of payment to the Citibank/UBS revolving credit agreement and the reimbursement agreement, which are described under “—Citibank/UBS Credit Agreement” below, and to the TPG revolving credit agreement, which is described under “—TPG Credit Agreement” below. In addition, the notes and related indenture contained substantially the same loan covenants as the Citibank/UBS revolving credit agreement and the TPG revolving credit agreement which are described under “—Citibank/UBS Credit Agreement” and “—TPG Credit Agreement” below. In 2004, the interest accrued on the notes totaled approximately $3.9 million.

On December 29, 2004, we amended the terms of the indenture for the notes to allow for the early redemption of the notes without premium. On December 30, 2004, we redeemed the notes in full for approximately $67.7 million. In connection with the issuance of the notes, MEMC issued to TPG warrants entitling the holders to purchase an aggregate of 16,666,667 shares of MEMC common stock at an exercise price of $3.00 per share, subject to certain antidilution adjustments. In connection with the August 2005 secondary offering, TPG exercised 10,000,000 warrants and surrendered 1,989,391 additional warrants as partial payment for the exercise price of the warrants. The remaining 4,677,276 warrants may be exercised, in whole or in part, at any time and from time to time until their expiration on November 13, 2011.

Registration Rights Agreement

We have entered into a registration rights agreement with TPG providing for registration rights with respect to the warrants, the shares of common stock issuable upon exercise of the warrants and any shares of common stock owned or acquired by TPG (including the shares acquired by TPG from E.ON pursuant to their purchase agreement and the shares of common stock acquired by TPG upon the conversion of the preferred stock). At such time as is requested by TPG, we have agreed to file with the Securities and Exchange Commission registration statements on Form S-3 covering resales of these registrable securities by the holders of the registrable securities. TPG currently beneficially owns 16,653,802 shares of our common stock, including the 4,677,276 warrants, all of which are covered by the registration rights agreement.

Citibank/UBS Credit Agreement

In connection with the restructuring, TPG originally established a five-year revolving credit facility pursuant to which the TPG lender parties committed to make available to us a line of credit in an aggregate amount of $150 million.

Subsequent to the original closing of the debt restructuring transactions, we made arrangements to replace the TPG revolving credit facility with a substantially similar five-year revolving credit facility with an affiliate of Citibank, N.A. On December 21, 2001, we entered into the new Citibank credit facility which replaced the TPG credit facility. In April 2002, Citibank assigned 50% of its interest in this credit facility to UBS AG. MEMC paid back the Citibank facility in full in July 2005, and terminated the Citibank facility at that time.

TPG Credit Agreement

On December 5, 2002, we entered into a $35 million five-year revolving credit facility with TPG. The interest rate under this TPG credit facility was LIBOR plus 10% or an alternative base rate plus 9%. We agreed to pay TPG a commitment fee of 0.50% per annum on the unused amount of this TPG facility. The TPG credit facility was secured by substantially the same collateral that secured the Citibank/UBS facility. As with the Citibank/UBS facility, our domestic subsidiaries guaranteed MEMC’s obligations under the TPG facility. The TPG facility contained substantially the same covenants as the Citibank/UBS facility. The commitments under the TPG credit facility were to terminate and any outstanding loans under the facility, together with any accrued interest thereon, would become due and payable upon the closing and funding of a debt or equity financing in which the net proceeds to MEMC equaled or exceeded $100 million.

Under the terms of the TPG facility, in 2005 we paid TPG commitment fees of approximately $143,000. We terminated the TPG facility in July 2005, and TPG released all its security interests in our assets.

Merger Agreement

Pursuant to an agreement and plan of merger, we have agreed to permit the merger of TPG Wafer Holdings with and into us at such time as TPG Wafer Holdings shall determine. We will continue in existence as the surviving corporation. In connection with the merger, the members of TPG Wafer Holdings will convert their limited liability company interests in TPG Wafer Holdings into equivalent equity securities of us held by TPG Wafer Holdings, plus common stock having a market value equal to the principal amount of the debt securities of MEMC held by TPG Wafer Holdings and the accrued but unpaid interest on such debt securities. The only equity securities of MEMC currently held by TPG Wafer Holdings are shares of our common stock. TPG Wafer Holdings currently does not directly hold any debt of MEMC and has indicated it has no current intention to acquire debt of MEMC. Accordingly, if the merger were consummated today, the members of TPG Wafer Holdings would convert their limited liability interests in TPG Wafer Holdings into the same number of shares of our common stock as is currently held by TPG Wafer Holdings. The merger is subject to the approval of the members of TPG Wafer Holdings. The agreement and plan of merger was approved by our stockholders at a special stockholders meeting held on July 10, 2002.

TPG requested that we enter into the merger agreement to enable it to distribute the MEMC securities held by TPG Wafer Holdings to its members in a tax efficient manner. The merger is not intended to have any material economic consequence for us or any of our stockholders (other than TPG Wafer Holdings). It is expected that the merger will occur only in connection with such a distribution. If the merger is not effected and TPG Wafer Holdings elects to be treated as a corporation for tax purposes, TPG Wafer Holdings and its members may be disadvantaged from a tax perspective on any future sale of the MEMC securities held by it because such a sale would subject TPG Wafer Holdings to tax on the gain from the sale and the members of TPG Wafer Holdings to tax on distributions made by TPG Wafer Holdings to such members.

Management Advisory Agreement

In connection with the restructuring, we entered into a management advisory agreement with TPG GenPar III, L.P., an affiliate of TPG. Pursuant to the agreement, TPG GenPar III was to provide management and financial advisory services to us as requested by our Board of Directors in exchange for a management advisory fee of $2 million per annum, plus related out-of-pocket expenses and additional compensation if TPG GenPar III acts as a financial advisor to us for future transactions such as a merger or debt or equity financing. This Management Advisory Agreement was terminated on March 24, 2005, effective as of December 31, 2004. Under the terms of the Management Advisory Agreement, we paid TPG management advisory fees of $600,000 in 2005, which fees related to 2004.

Tax Consistency Agreement

In 2001, following the closing of the transactions contemplated by the purchase agreement and restructuring agreement, we entered into a tax consistency agreement with MEMC Holdings Corporation, TPG Wafer Partners LLC and TPG Wafer Holdings. This agreement sets forth the income tax elections to be made and the anticipated U.S. federal income tax treatment of the transactions contemplated by the purchase agreement and the restructuring agreement.

Fees and Expenses

We are responsible for the payment of certain of TPG’s expenses incurred in connection with its ownership of our securities and with the Citibank/UBS credit facility and the TPG credit facility. In 2004, we reimbursed Leonard Green approximately $10,000 of expenses incurred by Leonard Green related to its ownership of our securities. There were no such fees paid to Leonard Green in 2005 or 2006.

Ownership Interest in TPG Wafer Management

Certain of our current and former executive officers have purchased limited liability company membership interests in TPG Wafer Management, an investment limited liability company that owns a 1.5% participation membership interest in TPG Wafer Holdings. These membership interests are economic interests with no voting rights and represent a total of approximately 48.3% of the interests in TPG Wafer Management and, therefore, indirectly, approximately 0.72% of the membership interests in TPG Wafer Holdings.

Additional membership interests in TPG Wafer Management may be issued to directors, executive officers and other service providers of MEMC. In addition to its membership interest in TPG Wafer Holdings, TPG Wafer Management directly owns 70,159 of our warrants. In addition, TPG Wafer Management received approximately $1.0 million of the proceeds from our redemption of the outstanding senior subordinated secured notes in December 2004, and $15,416,759 of the proceeds from the two secondary offerings of our common stock by TPG in 2005. In November 2006, TPG Wafer Management received aggregate proceeds from direct sales of our common stock and distributions of sale proceeds from TPG Wafer Holdings’ sales of our common stock of $10,458,950. Mr. Gareeb’s share of such proceeds was approximately $203,000 in 2004, $3,083,352 in 2005 and $2,091,730 in 2006. Upon consummation of the merger described above, TPG Wafer Management would receive a proportionate amount of the shares of MEMC common stock in exchange for its 1.5% membership interest in TPG Wafer Holdings. Assuming consummation of the merger on February 28, 2007, TPG Wafer Management would have received 179,647 shares of MEMC common stock.

Ownership Interest in TPG Wafer Partners

Two of our directors, Messrs. Boehlke and Marsh, have purchased limited liability company membership interests in TPG Wafer Partners, an investment limited liability company that owns a 59.1% membership interest in TPG Wafer Holdings. These membership interests are economic interests with no voting rights. Messrs. Boehlke and Marsh each own (through family trusts) approximately 0.9% of the interests in TPG Wafer Partners and, therefore, indirectly, approximately 0.53% of the membership interests in TPG Wafer Holdings.

In addition to its membership interest in TPG Wafer Holdings, TPG Wafer Partners owns 2,764,271 of our warrants. In addition, TPG Wafer Partners received approximately $40.0 million of the proceeds from our redemption of our outstanding senior subordinated notes in December 2004, and $612,845,129 of the proceeds from the two secondary offerings of our common stock by TPG in 2005. In November 2006, TPG Wafer Partners received aggregate proceeds from direct sales of our common stock and distributions of sale proceeds from TPG Wafer Holdings’ sales of our common stock of $415,358,795. Mr. Boehlke and Mr. Marsh each received approximately $360,000 of such proceeds in 2004, $5,521,123 of such proceeds in 2005 and $6,606,547 of such proceeds in 2006. Upon consummation of the merger described above, TPG Wafer Partners will receive a proportionate amount of the shares of MEMC common stock in exchange for its 59.1% membership interest in TPG Wafer Holdings. Assuming consummation of the merger on February 28, 2007, TPG Wafer Partners would have received 7,078,126 shares of MEMC common stock.

As partial consideration for their membership interests in TPG Wafer Partners, family trusts controlled by Messrs. Boehlke and Marsh had each deposited $1 million into escrow, with TPG Wafer Partners serving as escrow agent for the escrowed funds. The escrowed funds were to be used to satisfy Messrs. Boehlke’s and Marsh’s respective portions of TPG’s obligations in the event that TPG was required to make a payment on its guaranty of the now-terminated Citibank/UBS credit facility or in certain other circumstances. In such event, TPG Wafer Partners, as escrow agent, was to release from escrow Messrs. Boehlke’s and Marsh’s respective portions of the amounts becoming payable to the lenders under the terms of the guaranty or to MEMC as part of the loan under the replacement credit facility or otherwise, as applicable, in accordance with Messrs. Boehlke’s and Marsh’s membership interests in TPG Wafer Partners. These escrowed funds were returned to Messrs. Boehlke and Marsh in November 2005 after the termination of the Citibank/UBS credit facility.

ITEM NO. 2 — APPROVAL OF AMENDMENT OF

2001 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF AVAILABLE SHARES

On January 24, 2007, the Board of Directors approved an amendment to MEMC’s 2001 Equity Incentive Plan. The amendment, subject to stockholder approval, would increase the number of shares of common stock available for awards under the plan from 15,000,000 to 25,000,000. The Board directed that this amendment be presented for approval at MEMC’s 2007 Annual Stockholders’ Meeting.

General

The purpose of the amended and restated 2001 Equity Incentive Plan is to promote the interests of MEMC and its stockholders by providing the directors, prospective employees, employees and consultants of MEMC and its affiliates with an appropriate incentive to enter and continue in the service and employ of MEMC and to improve the growth and profitability of MEMC. The plan became effective in August 2001 and was amended and restated effective as of March 1, 2002 and then again as of January 26, 2004. The maximum number of shares currently available under the plan is 15,000,000 shares of common stock. As of February 28, 2007, 1,193,260 shares remain available for future awards under the plan, or approximately 0.05% of total shares outstanding.

The Board believes that making additional shares available for grant is in the best interests of the Company’s stockholders, because it will allow the Company to continue to align the interests of employees with stockholders by granting long term incentives (through stock options and stock awards). The Company believes that it has demonstrated responsible stewardship of the 2001 Equity Incentive Plan by maintaining a 5% or less “overhang” (total outstanding options over total shares outstanding) and targeting net option grants (option grants less option forfeitures and terminations) in any year to be approximately one percent or less than the Company’s outstanding shares (excluding grants to the Chief Executive Officer).

The Compensation Committee of the Board of Directors administers the 2001 Equity Incentive Plan. The 2001 Equity Incentive Plan provides for the grant of nonqualified stock options, restricted stock and stock units. Individuals who are directors of, prospective employees of, employees of, or consultants to MEMC or an affiliate of MEMC are eligible to receive awards under the plan. The Compensation Committee has discretion to, among other things:

•	Determine whether to grant nonqualified stock options, restricted stock, stock units or a combination thereof;

•	Select the directors, prospective employees, employees and consultants to whom awards are made;

•	Establish the timing, pricing, amount, vesting and other terms and conditions of each award;

•	Adopt, amend and rescind rules and regulations relating to the plan;

•	Construe and interpret the plan and award agreements; and

•	Make all other determinations necessary or advisable for the administration of the plan.

The Compensation Committee’s decisions pertaining to the interpretation, construction and application of the plan are final and binding. Notwithstanding the Compensation Committee’s broad authority under the 2001 Equity Incentive Plan, MEMC is prohibited from repricing stock options without stockholder approval because:

•	NYSE rules prohibit repricing stock options without stockholder approval unless the plan expressly authorizes such repricings and

•	MEMC’s 2001 Equity Incentive Plan does not expressly reserve such repricing authority for the Compensation Committee without stockholder approval.

Shares of common stock issued under the plan may be authorized but unissued shares, treasury shares or any combination thereof. If any award granted under the plan terminates or expires prior to its exercise, the shares covered by the award will again be available for grant under the plan. No more than 2,000,000 shares of common stock may be subject to stock options awarded in any calendar year to an individual subject to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The closing price of MEMC common stock on February 28, 2007, as reported on the New York Stock Exchange was $52.14 per share. As of February 28, 2007, there were 6 non-employee directors and approximately 3,275 employees and consultants who were potentially eligible to participate in the plan.

Types of Awards

Set forth below is a description of the types of awards that may be granted under the plan.

Nonqualified Stock Options

Under the plan, the Compensation Committee may grant nonqualified stock options pursuant to an award agreement. Each option represents the right to purchase one share MEMC common stock at a price per share established by the Compensation Committee on the date of grant.

Options must be exercised before expiration or termination, which is generally ten years after the date of grant or earlier as a result of death, disability or other termination of director service, employment or consulting service with MEMC. Payment of the exercise price may be made in full in cash or in shares of MEMC common stock valued at fair market value on the exercise date or a combination thereof. The Compensation Committee may also permit other methods of payment, including “cashless exercise” involving a broker or dealer approved by the Compensation Committee.

Restricted Stock

The Compensation Committee may award restricted stock under the plan pursuant to an award agreement. Restricted stock is an award of MEMC common stock that is subject to restrictions determined by the Compensation Committee, including forfeiture conditions and restrictions against transfer for a specified period. The restrictions on restricted stock may lapse in installments based on factors determined by the Compensation Committee. In addition, the Compensation Committee has discretion to waive or accelerate the lapsing of restrictions in whole or in part.

Prior to the expiration of the restricted period, a grantee of restricted stock has the right to vote the restricted stock and, unless otherwise provided in the award agreement, the right to receive cash dividends on the restricted stock. Any stock dividends on shares of restricted stock will be treated as additional shares under the restricted stock award and will be subject to the same restrictions and other terms and conditions as the restricted stock on which the stock dividend was paid.

Restricted stock that is not vested at the time a grantee’s director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

Stock Units

Under the plan, the Compensation Committee may grant awards of stock units to plan participants. Each stock unit represents the right to receive a share of MEMC common stock from MEMC at a designated time in the future, provided such stock unit is vested at such time. The Compensation Committee determines the vesting date or conditions, including the achievement of certain performance objectives, and any other conditions or restrictions applicable to a stock unit award.

As soon as practicable after the time stated in the award agreement, shares of common stock equal to the number of vested stock units reflected in the agreement will be distributed to the grantee. Fractional shares will be rounded up to the nearest whole share. A grantee of a stock unit award has no rights as an MEMC stockholder, such as rights to vote or receive dividends or other distributions, until the distribution of MEMC common stock to the grantee.

Stock units that are not vested at the time a grantee’s director service, employment or consulting service is terminated for any reason will be forfeited, unless otherwise specified in the award agreement.

New Plan Benefits

Because grants under the 2001 Equity Incentive Plan are discretionary, the benefits or amounts that may be received by or allocated to each of the executive officers named in the Summary Compensation Table are not known. With respect to our non-employee directors, however, the current compensation program for directors described on page 13 of this Proxy Statement contemplates that each outside director will be awarded restricted stock units on an annual basis as of the date of our Annual Meeting of Stockholders. The following table sets forth what all of the outside directors would receive in the aggregate under the 2001 Equity Incentive Plan for 2007 (based on our common stock price on February 28, 2007):

2001 Equity Incentive Plan, as Amended

Name and Position	Dollar Value ($)	Number of Restricted Stock Units
Non-Executive Director Group	$600,000	11,400

Additional Information

Change in Capitalization

Under the plan, if there is a change in the number of outstanding shares of MEMC common stock by reason of any stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or other form of reorganization, or any other change involving MEMC common stock, proportionate adjustments will be made under the plan to reflect the change. Adjustments with respect to the following will be made as considered appropriate by the Compensation Committee to prevent dilution or enlargement of rights:

•	The aggregate number of shares of MEMC common stock for which awards may be granted under the plan; and

•	The number of shares of MEMC common stock covered by each outstanding award under the plan and the price per share for each such award.

In the event any of the following events occur, the Compensation Committee may in its discretion exchange or cancel any outstanding award in return for a new award, cash and/or the property received by holders of MEMC common stock:

•	Dissolution or liquidation of MEMC;

•	Sale of all or substantially all of MEMC’s assets;

•	Merger or consolidation involving MEMC where MEMC is not the surviving corporation; or

•

Merger or consolidation involving MEMC where MEMC is the surviving corporation but the holders of shares of MEMC common stock receive securities of another corporation and/or other property, including cash.

Change in Control

In the event an individual’s employment or consulting service is terminated by MEMC without cause or by such individual for good reason within two years following a change in control of MEMC, then:

•	All outstanding options held by such individual will become fully vested and exercisable;

•	All restrictions and conditions of all restricted stock awards then outstanding will lapse; and

•	All outstanding stock units will become immediately vested.

The change in control provisions of the 2001 Equity Incentive Plan described above can also be modified by an individual’s award agreement or by a decision of the Compensation Committee. “Good reason” is generally considered a material diminution in an employee’s duties and responsibilities, a decrease in an employee’s base salary or benefits or a relocation of an employee’s work location more than 50 miles.

A “change in control” is generally deemed to have occurred when:

•	any person or group of related persons (other than TPG Wafer Holdings LLC or any of its affiliates) acquire all of the assets of MEMC;

•	the holders of MEMC stock approve a plan or proposal for the liquidation or dissolution of MEMC;

•

any person or group (other than TPG) shall become the beneficial owner of more than 40% of the aggregate voting power of MEMC and such person or group actually has the power to vote such shares, and TPG beneficially owns a lesser percentage of MEMC voting stock than such other person or group;

•

a majority of MEMC’s Board of Directors is replaced over a two-year period, and such replacement was not approved by a majority vote of MEMC’s Board of Directors who either were members of the Board of Directors at the beginning of the two-year period or whose election to the Board of Directors was previously approved by the Board of Directors or who were nominated by, or designees of, TPG;

•	any person or group other than TPG has acquired the power to elect a majority of MEMC’s Board of Directors; or

•

MEMC merges with another entity in which holders of MEMC common stock immediately prior to the consummation of the merger hold 50% or less of the common equity interest in the surviving corporation immediately after the merger and TPG holds less than 20% of the outstanding voting stock of the surviving corporation.

Other Terms

Generally, without the Compensation Committee’s consent, an individual’s rights under the plan may not be assigned or transferred except in the event of death.

The plan will remain in effect until terminated by the Compensation Committee. The plan will continue thereafter, however, until all awards previously granted under the plan are satisfied or otherwise terminated. No awards may be granted under the plan after December 7, 2011. The Compensation Committee may at any time amend, suspend or terminate the plan. No amendment, suspension or termination, however, may adversely affect a grantee’s rights under any previously granted award without the consent of the grantee.

The Compensation Committee may in its discretion terminate any option or restricted share then outstanding without amendment to the plan or the award agreement and pay to the holder thereof:

•	With respect to options, an amount equal to the excess of the then fair market value of MEMC common stock over the exercise price of the options; and

•	With respect to restricted stock and stock units, an amount equal to the then fair market value of MEMC common stock.

Certain Federal Income Tax Consequences

The following is a summary of certain of the federal income tax consequences of nonqualified stock options granted under the plan. The following summary is based on the Company’s understanding of present federal tax laws, regulations and rulings. The summary is not intended as tax advice.

Although an optionee will not recognize income upon the original grant of a nonqualified stock option, if an optionee chooses to exercise his or her option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares of MEMC common stock on the date of exercise and the aggregate exercise price for such shares. To the extent, and in the year, that an optionee recognizes income, MEMC may take a deduction. An optionee’s tax basis in the shares received will equal the fair market value of such shares on the date of exercise.

If an optionee disposes of shares purchased pursuant to a nonqualified stock option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which the optionee held such shares. No gain or loss will be recognized on the surrender of the previously acquired shares. If an optionee surrenders previously acquired shares to pay for a nonqualified stock option, the excess, if any, of the fair market value of the newly acquired shares over the fair market value of the surrendered shares will be includable in the optionee’s income.

If an optionee holds shares for more than twelve months, upon a subsequent disposition, the optionee will realize long-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

If an optionee disposes of shares twelve months or less after the optionee acquires them, the optionee will realize short-term capital gain or loss equal to the difference between the amount the optionee receives upon such disposition and the optionee’s basis in the shares.

To the extent that an optionee recognizes ordinary income, MEMC may take a deduction.

The Board of Directors recommends a vote “FOR” approval of the amendment of the 2001

Equity Incentive Plan to increase the number of shares available under the plan.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2008 Annual Stockholders’ Meeting must be received by us by November 16, 2007 for inclusion in our proxy statement and form of proxy card for that meeting.

In order for a stockholder to nominate a candidate for director for election at an annual stockholders’ meeting, under our Restated Certificate of Incorporation we must receive timely notice of the nomination in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The stockholder filing a notice of nomination must include information about the nominee, such as name, address, occupation and shares held.

In order for a stockholder to bring other business before an annual stockholders’ meeting, we must receive timely notice in advance of the meeting. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement, form of proxy card and/or annual stockholders’ meeting agenda under regulations governing the solicitation of proxies. The above time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case, the notice must be given to Bradley D. Kohn, MEMC’s Corporate Secretary, whose address is 501 Pearl Drive (City of O’Fallon), P. O. Box 8, St. Peters, Missouri 63376.

Any stockholder desiring a copy of our Restated Certificate of Incorporation or Restated By-Laws will be furnished a copy without charge upon written request to our Corporate Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2007 Annual Stockholders’ Meeting by the Board of Directors or by stockholders. If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their judgment.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to MEMC Electronic Materials, Inc., 501 Pearl Drive (City of O’Fallon), P.O. Box 8, St. Peters, Missouri 63376, Attn: Investor Relations, or by telephoning 636-474-5000.

March 16, 2007

APPENDIX A

MEMC ELECTRONIC MATERIALS, INC.

2001 EQUITY INCENTIVE PLAN

Restated January 24, 2007

Recitals

The Board of Directors of MEMC Electronic Materials, Inc. established the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan on December 10, 2001. The Board amended and restated the Plan effective as of March 1, 2002 to permit equity incentive awards to prospective employees, and to increase the number of shares for which an option may be granted. The Board further amended and restated the Plan effective as of January 26, 2004 to permit the award of Stock Units and to expand the Plan to cover directors of MEMC Electronic Materials, Inc. The Board further amended the Plan effective as of March 2, 2004 to increase the maximum number of shares of Common Stock that may be issued under the Plan from 7,000,000 to 15,000,000. The Board further amended the Plan effective as of January 24, 2007, to increase the maximum number of shares of Common Stock that may be issued under the Plan from 15,000,000 to 25,000,000.

NOW, THEREFORE, the Plan is hereby amended and restated effective as of January 24, 2007 to read in its entirety as follows:

1. Purpose of the Plan

The purpose of this MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan is to promote the interests of the Company and its stockholders by providing the directors, key employees and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the service and employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2. Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person.

(b) “Award” shall mean an Option, a share of Restricted Stock or a Stock Unit granted to a Participant pursuant to the terms of this Plan, as evidenced by an Award Agreement.

(c) “Award Agreement” shall mean, in the case of an Option, a Stock Option Grant Agreement, in the case of a grant of a share of Restricted Stock, a Restricted Stock Agreement, and in the case of a Stock Unit, a Stock Unit Agreement.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment by the Company or any Affiliate which Employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its

Affiliates; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(f) “Change in Control” shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG Wafer Holdings LLC or any of its Affiliates (hereinafter “TPG”); (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or Group other than TPG shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction and TPG holds less than 20% of the outstanding Voting Stock of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Commission” shall mean the U.S. Securities and Exchange Commission.

(i) “Committee” shall mean the Committee appointed by the Board pursuant to Section 3 of this Plan, or in the absence of such appointment, the Board.

(j) “Common Stock” shall mean the shares of common stock of the Company, par value $0.01 per share.

(k) “Company” shall mean MEMC Electronic Materials, Inc.

(l) “Disability” shall, with respect to any Participant, that, as a result of incapacity due to a physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) months or six (6) months in the aggregate during any twelve (12) month period. Notwithstanding the foregoing, if, as of the date of determination, the Participant is party to an effective employment or consulting agreement or Award Agreement that contains a different definition of the term “Disability” (or any derivation of such term), the definition in such agreement shall control.

(m) “Eligible Employee” shall mean any employee, director or consultant who, in the judgment of the Committee, should be eligible to participate in this Plan due to the services they perform on behalf of the Company or an Affiliate.

(n) “Employment” shall mean employment with the Company or any Affiliate, service as a director of the Company and service as a consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Exercise Date” shall have the meaning set forth in Section 5.9 herein.

(q) “Exercise Notice” shall have the meaning set forth in Section 5.9 herein.

(r) “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock as determined by the Committee for each Grant and specified in the Stock Option Grant Agreement.

(s) “Fair Market Value” shall mean, as of any date, the closing price of the share of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

(t) “Good Reason” shall mean, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Employer or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

(u) “Grant Date” shall mean, in the case of an Option, the Grant Date as defined in Section 5.3, in the case of Restricted Stock, the Grant Date as defined in Section 6.2, and, in the case of Stock Units, the Grant Date as defined in Section 7.2.

(v) “Inducement Award” means an Award granted to a Prospective Employee as an incentive to become an Employee and that is forfeitable if such individual does not become an Employee within the period of time designated by the Committee.

(w) “Non-Qualified Stock Option” shall mean an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

(x) “Officer” shall mean the Company’s president, principal financial officer, principal accounting officer (of if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed to be officers if they perform such policy-making function for the Company.

(y) “Option” shall mean the option to purchase Common Stock granted to any Participant under the Plan. Each Option granted hereunder shall be a Non-Qualified Stock Option and shall be identified as such in the Stock Option Grant Agreement by which it is evidenced.

(z) “Option Spread” shall mean, with respect to an Option, the excess, if any, of the Fair Market Value of a share of Common Stock as of the applicable Valuation Date over the Exercise Price.

(aa) “Participant” shall mean an Eligible Employee or a Prospective Employee to whom a Grant of an Award under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(bb) “Permitted Transferee” shall mean a Transferee who meets the requirements set forth in Section 5.6.

(cc) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(dd) “Plan” means the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan, as may be amended from time to time.

(ee) “Prospective Employee” means any individual to whom the Committee wishes to grant an Inducement Award as an incentive to become an Employee.

(ff) “Restricted Stock” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 6 herein and which is subject to the restrictions set forth in Section 6 herein or in any Restricted Stock Agreement that evidences such grant for so long as such restrictions continue to apply to such share.

(gg) “Restricted Stock Agreement” shall mean the separate written agreement evidencing the grant of each share of Restricted Stock pursuant to the Plan.

(hh) “Retirement” shall mean retirement from active employment with the Company and its subsidiaries on or after the attainment of age 65, or after attainment of age 55 and completion of 10 years of service with the Company; or such other retirement date as may be approved by the Committee for purposes of this Plan and specified in the applicable Award Agreement.

(ii) “Securities Act” shall mean the Securities Act of 1933, as amended.

(jj) “Stock Option Grant Agreement” shall mean the separate written agreement evidencing the grant of each Option pursuant to the Plan.

(kk) “Stock Unit” shall mean the right to receive a share of Common Stock from the Company at a designated time in the future (provided such Stock Unit is vested at such time) which is granted to a Participant pursuant to Section 7 herein and which is subject to the restrictions set forth in Section 7 herein or in any Stock Unit Agreement that evidences such right. The participant does not have the rights of a stockholder until receipt of the Common Stock.

(ll) “Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferable”, “Transferee” and “Transferor” shall have correlative meanings.

(mm) “Valuation Date” shall mean the trading date immediately preceding the date of the relevant transaction.

(nn) “Vesting Date” shall mean, in the case of an Option, the date an Option becomes exercisable pursuant to Section 5.4, in the case of Restricted Stock, the date a share of Restricted Stock vests pursuant to Section 6.3, and, in the case of Stock Units, the date a right to receive a share of Common Stock vests pursuant to Section 7.3.

3. Administration of the Plan

The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board. The Committee may delegate its authority to grant Awards to a subcommittee of such Committee comprised solely of outside directors. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable. In addition, in 2001 the Chairman of the Board of Directors may grant Awards to employees who are not Officers, up to a total aggregate of 5,000,000 shares, subject to the terms and conditions determined by him. In addition, the Committee, in its discretion, may delegate its authority to grant Awards to a director or an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under this Plan, the Committee shall have the discretionary power: (a) to determine to which of the Eligible Employees grants of Awards shall be made; (b) to make Inducement Awards to Prospective Employees; (c) to determine whether a grant of an Award will consist of an Option, Restricted Stock, Stock Units or any combination thereof, (d) to determine the time or times when grants shall be made and to determine the number of shares of Common Stock subject to each such Award; (e) to prescribe the form of any Award Agreement evidencing an Award and make any amendment or modification to any Award Agreement consistent with the terms of this Plan; (f) to determine the terms and conditions applicable to each Award (which need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of this Plan; (h) to construe and interpret this Plan, such rules and regulations and the instruments evidencing the Awards; and (i) to make all other determinations necessary or advisable for the administration of this Plan.

3.2 Determinations of the Committee. Any grant of an Award, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

3.3 Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

3.4 Inconsistent Terms. In the event of a conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan shall govern.

4. Shares Subject to this Plan

Subject to adjustment as provided in this Section 4 and Section 9 hereof, the maximum number of shares of Common Stock available for grant under this Plan shall be 25,000,000. To the extent that any Award granted under this Plan terminates, expires or is canceled without having been exercised, the shares covered by such Award shall again be available for grant under this Plan.

No Eligible Employee whose Option(s) the Committee reasonably believes will be subject to Section 162(m) of the Code shall receive a grant of an Option or Options with respect to more than 2,000,000 shares of Common Stock in any calendar year.

5. Options

5.1 Identification of Options. The Options granted under this Plan shall be clearly identified in the Stock Option Grant Agreement as Non-Qualified Stock Options.

5.2 Exercise Price. The Exercise Price of any Option granted under this Plan shall be such price as the Committee shall determine (which may be equal to, less than or greater than the Fair Market Value of a share of Common Stock on the Grant Date for such Options but shall not be less than par value per share) and which shall be specified in the Stock Option Grant Agreement; provided, however, that such price may not be less than the minimum price required by law.

5.3 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Stock Option Grant Agreement as of the date the Option is granted.

5.4 Vesting Date of Options. Each Stock Option Grant Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Option shall become exercisable; provided, however, that, unless otherwise provided in a Participant’s Stock Option Grant Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

5.5 Limitation on Transfer. During the lifetime of a Participant, each Option shall be exercisable only by such Participant unless the Participant obtains written consent from the Company to Transfer such Option to a specified Transferee (a “Permitted Transferee”) or the Participant’s Stock Option Grant Agreement provides otherwise. Only Transfers of Options without consideration shall be permitted.

5.6 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, if not already a Participant in the Plan, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Stock Option Grant Agreement as if he had been an original signatory thereto.

5.7 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

5.8 Exercise of Options. A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 5.9 hereto; provided that no option granted on or after March 1, 2002 may be exercised until the beginning of the twelve-month period immediately preceding the 10th anniversary of the Grant Date, or the beginning of such other period as is prescribed in the Participant’s Stock Option Grant Agreement, to the extent that the Company’s federal income tax deduction for the Option Spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur; provided, further, that no option granted before March 1, 2002 may be exercised until the beginning of the two-month period immediately preceding the 10th anniversary of the Grant Date to the extent that the Company’s federal income tax deduction for the Option Spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur.

5.9 Method of Exercise. Unless otherwise determined by the Committee, the Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant and (c) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by this Plan and Stock Option Grant Agreement as if they had been original signatories thereto. The Exercise Notice shall include (i) payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice, or (ii) if approved in advance by the Committee, a certificate representing the number of shares of

Common Stock with a Fair Market Value equal to the Exercise Price (provided the Participant has owned such shares at least six months prior to the Exercise Date) multiplied by the number of shares of Common Stock specified in such Exercise Notice or a combination of cash and certificates or any other method otherwise approved by the Committee. In its discretion, the Committee may also permit any Participant to exercise an Option through a cashless exercise procedure involving a broker or dealer approved by the Committee, provided that the participant complies with the procedures for such an exercise established by the Committee.

5.10 Certificates of Shares. Upon the exercise of the Options in accordance with Section 5.9, certificates of shares of Common Stock shall be issued in the name of the Participant and delivered to such Participant as soon as practicable following the Exercise Date or such shares shall be held in the name of the Participant in bank entry form by a broker/dealer designated by the Participant or the Company.

5.11 Termination of Options. The Committee may, at any time, in its absolute discretion, without amendment to this Plan or any relevant Stock Option Grant Agreement, terminate the Options then outstanding, whether or not exercisable, provided, however, that the Company, in full consideration of such termination, shall pay (a) with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

5.12 Rights as Stockholder. Except as otherwise expressly provided herein, the Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to this Plan until the date such Options vest and the Participants become the registered owners of such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the date such Option becomes vested and a stock certificate is issued.

6. Restricted Stock

6.1 Grant of Restricted Stock. The Committee may grant shares of Restricted Stock pursuant to this Plan. Each Grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement containing such conditions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 6.

6.2 Grant Date. The Grant Date of a share of Restricted Stock shall be the date designated by the Committee and specified in the Restricted Stock Agreement as the date the share of Restricted Stock is granted.

6.3 Vesting Date of Restricted Stock. Each Restricted Stock Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such shares of Restricted Stock shall become vested; provided, however, that, unless otherwise provided in a Participant’s Restricted Stock Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all shares of Restricted Stock held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

6.4 Limitation of Transfer of Restricted Stock Prior to Vesting. Prior to the date the shares of Restricted Stock become vested, each share of Restricted Stock shall not be Transferable under any circumstances and no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the Transferee with any interest or right in or with respect to such share, but immediately upon any attempt to Transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

6.5 Issuance of Certificates for Restricted Stock.

(a) Issuance of Certificates Issued Prior to Vesting. Reasonably promptly after the receipt by the Company of the Restricted Stock Agreement executed by the Participant with respect to the shares of Restricted Stock granted by the Restricted Stock Agreement, the Company shall cause to be issued stock certificates, registered in the name of the Participant, evidencing the Common Stock granted by the Restricted Stock Agreement. Each certificate shall contain such legends as the Committee deems appropriate. The Committee may require that the certificate evidencing such share be held in custody by the Company until such share of Restricted Stock becomes vested, and that, as a condition of any Award of Restricted Stock, the Committee may require that the Participant deliver to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such Award. Alternately, the Committee may direct that the shares be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

(b) Issuance of Certificates Issued After Vesting. Reasonably promptly after any such shares of Restricted Stock vests pursuant to Section 6.3 hereof, the Company shall cause to be issued and delivered to the Participant new certificates evidencing such Common Stock, containing such legends as the Committee deems appropriate or such shares may be held in the Participant’s name in bank entry form by a broker/dealer designated by the Participant or the Company.

6.6 Termination of Restricted Stock. The Committee may, at any time, in its absolute discretion, terminate any Award of shares of Restricted Stock then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each share of Restricted Stock, whether or not vested on the date of such termination, an amount equal to the Fair Market Value determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

6.7 Rights as Shareholders.

(a) Dividends. Unless otherwise provided in the Restricted Stock Award Agreement, ordinary and routine dividends paid in cash with respect to shares of Restricted Stock that are outstanding as of the relevant record date for such dividends shall be distributed to the Participant in the manner determined by the Committee. Stock dividends issued with respect to shares covered by the Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and terms and conditions that apply to the shares with respect to which such dividends are issued.

(b) Voting. The Participant shall be entitled to vote the Restricted Stock, or in the case of Restricted Stock held in custody by the Company, direct the Company as to the manner as to which the Restricted Stock shall be voted.

7. Stock Units

7.1 Grant of Stock Unit. The Committee may grant Stock Units pursuant to this Plan. Each Grant of Stock Units shall be evidenced by a Stock Unit Agreement containing such restrictions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section 7.

7.2 Grant Date. The Grant Date of a Stock Unit shall be the date designated by the Committee and specified in the Stock Unit Agreement as the date the Stock Unit is granted.

7.3 Vesting Date of Stock Units. Each Stock Unit Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Stock Units shall become vested; provided, however, that, unless otherwise provided in a Participant’s Stock Unit Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all Stock Units held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

7.4 Limitation of Transfer of Stock Units. A Stock Unit shall not be Transferable under any circumstances and no transfer of a Participant’s rights with respect to such Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the Transferee any interest or right in or with respect to such Stock Unit, but immediately upon any attempt to Transfer such Stock Unit, such Stock Unit, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the Transfer shall be of no force or effect.

7.5 Issuance of Certificates for Common Stock. As soon as practical after the time stated in the Stock Unit Agreement, shares of Common Stock equal to the number of vested Stock Units reflected in the applicable Stock Unit Agreement shall be distributed to the Participant (or the beneficiary(ies) or personal representative of a deceased Participant). Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

7.6 Termination of Stock Units. The Committee may, at any time, in its absolute discretion, terminate any Stock Unit Award then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each Stock Unit, whether or not vested on the date of such termination, an amount equal to the Fair Market Value of a share of Common Stock determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

7.7 Rights as Shareholders. A Participant will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect any Stock Units. A Participant will have only adjustment rights provided in this Plan and the cash dividend equivalent rights, if any, provided in the Stock Unit Agreement.

8. Termination of Employment

8.1 Expiration of Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Stock Option Grant Agreement. With respect to each Participant, each Participant’s Option(s), or any portion thereof, which have become exercisable on the date such Participant’s Employment is terminated shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death, Disability or Retirement; (iii) one year after the date of the Participant’s Employment is terminated by reason of the Participant’s death; (iv) one year after the date the Participant’s Employment is terminated by reason of Disability or Retirement, provided, however, that if during such one-year period following the termination of the Participant’s Employment by reason of Disability or Retirement the Participant dies, the Participant’s legal representative or beneficiary may exercise the Participant’s Option(s), or any portion thereof, which have become exercisable on the date of the Participant’s Employment is terminated for a period of one year from the date of the Participant’s death; or (iv) the 10th anniversary of the Grant Date for such Option(s). Notwithstanding the foregoing, the Committee may specify in the Stock Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

8.2 Expiration of Restricted Stock. With respect to each Participant, such Participant’s shares of Restricted Stock which have not become vested on the date such Participant’s Employment is terminated for any reason shall be forfeited unless otherwise specified in the Restricted Stock Agreement.

8.3 Expiration of Stock Units. With respect to each Participant, such Participant’s Stock Units that have not become vested on the date such Participant’s Employment is terminated for any reason shall be forfeited unless otherwise specified in the Stock Unit Agreement.

9. Adjustment Upon Changes in Company Stock

(a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number of shares of Common Stock subject to the Awards, the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

(b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to an Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the Exercise Price of such Option; (y) with respect to Restricted Stock, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Stock Unit, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, or

(C) provide for any combination of (A) or (B).

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

(e) No Other Rights. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Option.

10. Withholding Taxes

10.1 Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option or the time specified in a Stock Unit Agreement, or when shares of Restricted Stock vest, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements, if any, attributable to such exercise, grant or lapse prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. Without limitation on the foregoing, the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy any applicable tax liability, including, without limitation, that if the Company or any of its Affiliates is liable to account for or deduct any tax, national insurance or other fiscal impositions or duties payable as a result of the exercise of the Option or the issue or transfer of shares of Common Stock from the salary or other earnings of the Participant in any relevant payment period and such salary or earnings are insufficient to meet the liability of the Company or any of its Affiliates, then the Company shall have the right to require the Participant to remit to the Company or any of its Affiliates in cash an amount sufficient to satisfy this liability.

10.2 Stock Remittance. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or the time specified in a Stock Unit Agreement, or when shares of Restricted Stock vest, the Participant may tender to the Company a number of shares of Common Stock owned by the Participant having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 10.1 hereof, if any.

10.3 Stock Withholding. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon exercise of an Option or the time specified in a Stock Unit Agreement, or the grant of Restricted Stock, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 10.1 hereof, if any.

11. Securities Matters

11.1 Registration. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to this Plan unless and until the

Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or advisable.

11.2 Effectiveness of Option Exercise or Award. With respect to an Option, the exercise of such Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12. Effective Date; Plan Term; Amendment of this Plan; Termination of this Plan

12.1 Effective Date. The effective date of this Plan shall be December 7, 2001.

12.2 Plan Term. The Committee shall not grant any Awards under this Plan on or after the tenth anniversary of the date this Plan was adopted. All Awards which remain outstanding after such date shall continue to be governed by the Plan and the function of the Committee will be limited to supervising the administration of Awards previously granted.

12.3 Amendment of this Plan. The Committee may, in its absolute discretion, from time to time revise or amend this Plan, provided, however, that any such amendment shall not impair or adversely affect the Participants’ rights under this Plan or any outstanding Award without such Participant’s written consent.

12.4 Termination of this Plan. The Committee may at any time, in its absolute discretion, suspend or terminate this Plan. No awards may be granted during any suspension of the Plan or after the Plan has been terminated. The termination of the Plan shall not affect any Awards previously granted. After the Plan terminates, the function of the Committee will be limited to supervising the administration of Awards previously granted.

13. Miscellaneous

13.1 No Special Employment Rights. Nothing contained in this Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Award.

13.2 Right of Offset. If a Participant becomes entitled to a distribution of benefits under this Plan, and if at such time the Participant has any outstanding debt, obligation, or other liability representing an amount owing to the Company or any of its Affiliates, the Company, upon a determination by the Committee, and to the extent permitted by applicable law, may offset such amount so owing against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

13.3 No Obligation to Exercise an Option. The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

13.4 Notices. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

If to the Participant, to the Participant’s last known address.

If to the Company:

MEMC Electronic Materials, Inc.

Attention: Vice-President, Human Resources

501 Pearl Dr.

St. Peters, MO 63376

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

13.5 Descriptive Headings. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

13.6 Gender. All references herein to the masculine gender shall include the feminine.

13.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

13.8 Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

13.9 Shareholder Approval. No more than 15,000,000 shares of Common Stock shall be issued under this Plan, until approval of the amendments reflected in this January 24, 2007 restatement of the Plan by the shareholders of the Company.

The undersigned hereby certifies that the Board of Directors of the Company duly adopted this amended and restated Plan on January 24, 2007.

/S/ BRADLEY D. KOHN
Name:	Bradley D. Kohn
Title:	Vice President, General Counsel and Corporate Secretary
Date:	January 24, 2007

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
		Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2007.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the

    United States, Canada & Puerto Rico any time on a

    touch tone telephone. There is NO CHARGE to you

    for the call.

  • Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Direction Card	123456	C0123456789	12345

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - John Marren	☐	☐	02 - William E. Stevens	☐	☐	03 - James B. Williams	☐	☐

	For	Against	Abstain

2. Approval of Amendment to 2001 Plan. The Board of Directors recommends a vote FOR approval of the amendment to the 2001 Plan.	☐	☐	☐	3. In their discretion, the Trustee and its proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise. Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 1 U P X 0 1 2 4 3 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                 00OM5C

ê  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

Proxy Voting Direction — MEMC Electronic Materials, Inc.

Notice of 2007 Annual Meeting of Shareholders

The undersigned hereby directs Putnam Fiduciary Trust Company as trustee (the “Trustee”) of the MEMC Retirement Savings Plan (the “Plan”) to vote, as designated on the reverse side, all of the shares of Common Stock of MEMC Electronic Materials, Inc. (the “Company”) which the undersigned is entitled to direct the Trustee to vote pursuant to the terms of the Plan, on the matters set forth on the reverse side and, in the discretion of the Trustee and its proxies, upon any other business which may properly come before the Annual Meeting of Stockholders of the Company, to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105 on April 25, 2007 at 7:00 a.m., local time, and all adjournments thereof.

This voting direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant. If no direction is made by a participant, voting will be controlled by the terms of the Plan.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

The undersigned hereby revokes all prior directions heretofore given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. The direction may be revoked prior to its exercise.

(Continued and to be signed on reverse side.)

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
		Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 25, 2007.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within the

    United States, Canada & Puerto Rico any time on a

    touch tone telephone. There is NO CHARGE to you

    for the call.

  • Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - John Marren	☐	☐	02 - William E. Stevens	☐	☐	03 - James B. Williams	☐	☐

	For	Against	Abstain
2. Approval of Amendment to 2001 Plan. The Board of Directors recommends a vote FOR approval of the amendment to the 2001 Plan.	☐	☐	☐	3. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. The proxy may be revoked prior to its exercise. Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 1 U P X 0 1 2 4 3 6 2	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                 00OMAB

ê  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

Proxy — MEMC Electronic Materials, Inc.

Notice of 2007 Annual Meeting of Shareholders

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 25, 2007

The undersigned hereby appoints Bradley D. Kohn and Kenneth H. Hannah, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MEMC Electronic Materials, Inc. (the “Company”), to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105 on April 25, 2007 at 7:00 a.m., local time, and all adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER’S DIRECTION HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR APPROVAL OF THE AMENDMENT TO THE 2001 PLAN AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

PLEASE DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)